Exhibit 10.22

AGREEMENT FOR PURCHASE AND SALE

AND ESCROW INSTRUCTIONS

This Agreement (“Agreement”) is dated for reference purposes as of September 15, 2014, and is made by and between VLD SWEETWATER, L.P., a California limited partnership, (“Seller”), and RREEF AMERICA L.L.C., a Delaware limited liability company (“Buyer”), based on the following

R E C I T A L S

A. Seller owns the fee title in and to that certain parcel of real property located at 390 and 394 East H Street, Chula Vista, California, improved with an approximately 96,114 square foot retail building, together with certain related assets, all of which are described and defined in Section 1 as the “Property”.

B. Seller desires to sell the Property to Buyer, and Buyer desires to purchase the Property from Seller on the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

1. Purchase of the Property. For the purchase price and upon the terms and conditions hereinafter set forth, Seller agrees to sell and Buyer agrees to purchase the following (collectively called the “Property”):

(a) That certain land described in Exhibit “A” attached to and made a part hereof, all buildings, improvements and structures located on the land, and all rights, benefits, easements, privileges, strips, gores and appurtenances in any way pertaining thereto (“Real Property”);

(b) All tangible personal property owned by Seller, located on the Real Property and used in the operation or maintenance of the Property as of the Close of Escrow (as defined in Section 5(b)) (the “Personal Property”); the items of Personal Property as of the date hereof are described in Exhibit “B” attached hereto and made a part hereof;

(c) Seller’s interest as of the Close of Escrow in all leases and rental agreements concerning the Property (“Leases”) and all refundable security deposits made pursuant to the Leases; and

(d) Seller’s interest, if any, without warranty, in all intangible property directly appurtenant to the Real Property and Personal Property (“Intangible Property”), including “as-built” plans or drawings, cross-use agreements, licenses, permits, telephone numbers, and guarantees and warranties given by the manufacturers and/or suppliers of any product contained in the Property or used in the construction thereof, to the extent such rights are assignable, and including the name “Terra Nova”; provided, however, that Buyer acknowledges that Seller may not have the exclusive right or any right to utilize such name. Seller has no obligation to give any notice or obtain any consent in connection with the rights, if any, assigned pursuant to this Section l(d).

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2. Purchase Price of the Property.

(a) The purchase price of the Property shall be $21,950,000.00 (“Purchase Price”).

(b) The Purchase Price shall be payable as follows:

(i) Within two (2) business days after the Opening of Escrow, Buyer shall deliver to Escrow Holder an irrevocable standby letter of credit in the form of Exhibit “I” attached hereto in the amount of $500,000.00 (“Deposit”), issued by Wells Fargo Bank, N.A. naming Escrow Holder as the beneficiary thereof for the benefit of Seller, which shall be held and administered in accordance with the provisions of this Agreement (“Letter of Credit”).

(ii) If Buyer delivers the Notice of Proceed pursuant to Section 4(c), then within three (3) business days after such delivery, Buyer shall deposit with Escrow Holder the amount of the Deposit in immediately available U.S. federal funds. Upon the receipt of such funds, Escrow Holder is instructed to return the Letter of Credit to Buyer. If Buyer fails so to deliver immediately available U.S. federal funds pursuant to this Section, then Escrow Holder shall be entitled to draw on the Letter of Credit, and is instructed to draw on the Letter of Credit, and the proceeds of the Letter of Credit shall be held and applied as the Deposit pursuant to this Agreement. As used in this Agreement, the term “Deposit” shall include any interest earned on the Deposit. The Deposit shall be applicable to the Purchase Price at the Close of Escrow. Upon expiration of the Due Diligence Period, the Deposit will be nonrefundable to Buyer except as provided in Section 4(d).

(iii) On the day before the Closing Date (as defined in Section 5(b)), Buyer shall deliver into escrow immediately available U.S. federal funds in an amount equal to the remainder of the Purchase Price, plus or minus any adjustments for prorations and expenses required under Sections 5 and 6. Seller discloses that closing funds are required to be delivered to Escrow Holder the day before the Closing Date so that Seller may effect the required defeasance of Seller’s existing loan at the Closing.

(c) At the request of Buyer, all funds received from or for the account of Buyer shall be deposited by Escrow Holder in an interest-bearing account with a federally insured state or national bank having a branch located in California.

3. Title Matters.

(a) Buyer’s obligations under this Agreement are expressly conditioned upon:

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(i) Buyer’s delivery to Escrow Holder, with a copy to Seller, no later than the end of the Due Diligence Period, of Buyer’s written approval of the covenants, conditions, reservations, restrictions, easements, and other matters described in a preliminary title report to be issued by Chicago Title Company (“Title Company”) covering the Property and legible copies of all documents referred to in the exceptions set forth therein (collectively, the “Title Report”) or on Buyer’s Survey (defined below). Exceptions and other matters in the Title Report that are approved by Buyer and liens for non-delinquent real property taxes shall be referred to herein as the “Permitted Exceptions”. Buyer’s failure to deliver its written approval or disapproval before the end of the Due Diligence Period shall be deemed Buyer’s disapproval shall constitute a failure of this condition precedent and Buyer’s election to terminate this Agreement, in which event the provisions of Section 3(b) shall be applicable, unless Seller, within two (2) business days of receipt of Buyer’s disapproval notice, elects to cure such disapproved items on or before the Close of Escrow, in which event such items shall not be deemed Permitted Exceptions, and this Agreement shall continue in full force and effect. In connection with this condition precedent, Seller shall have the following obligations: (A) to cause Title Company to deliver the Title Report to Buyer within five (5) days following the Opening of Escrow if it has not already done so; (B) to cause all mortgages, deeds of trust and liens for delinquent real property taxes (but excluding any future installments due on any improvement assessment liens, Mello Roos bond payments or similar assessments) affecting the Property shown in the Title Report to be paid, discharged or otherwise removed from the Title Report by the Title Company at or before the Close of Escrow; and (C) to deliver all documents required under Sections 3(a)(ii) and 5(c)(ix) below.

(ii) The Title Company’s commitment at the Close of Escrow to issue as of the Close of Escrow an owner’s extended coverage title insurance policy covering the Real Property in the amount of the Purchase Price insuring that fee simple title to the Real Property is vested in Buyer subject only to the Permitted Exceptions (“Title Policy”) is a condition precedent to Buyer’s obligation to Close. Buyer and Seller each agree to deliver to Title Company such proof of their respective authority and authorization to enter into this Agreement and consummate the transactions contemplated hereby as may be reasonably required by the other party or Title Company. Seller shall be responsible for the costs of the endorsements to the Title Policy to satisfy those exceptions disapproved by Buyer which Seller has agreed in writing to cure by endorsement, and which cure Buyer has agreed in writing to accept. Buyer may elect to obtain extended owner’s coverage, provided the Close of Escrow is not delayed thereby. Buyer shall pay for the cost of such extended owner’s coverage over the cost of a standard coverage owner’s policy, the costs of any survey that the Title Company requires for issuance of such extended coverage owner’s policy, and for the costs of any other increase in the amount or scope of title insurance if requested by Buyer. Buyer may request that the Title Company provide, at Buyer’s sole expense, such endorsements to the Title Policy as Buyer may reasonably require, provided that (a) such endorsements shall be at no cost or additional liability to Seller, (b) Buyer’s obligations under this Agreement shall not be conditioned upon Buyer’s ability to obtain such endorsements and, if Buyer is unable to obtain such endorsements, Buyer shall nevertheless be obligated to proceed to close the transaction contemplated by this Agreement without reduction of or set-off against the Purchase Price, and (c) the Close of Escrow shall not be delayed as a result of Buyer’s request. Buyer may obtain, at Buyer’s sole expense, and submit to Seller and Title Company a current survey of the Real Property prepared by a California licensed land surveyor selected by Buyer (the “Buyer’s Survey”). The issuance of the Title Company’s commitment to issue the Title Policy following the Close of Escrow shall be a condition to both parties’ obligations under this Agreement.

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(b) Any party entitled to terminate this Agreement pursuant to Section 3(a) must exercise its right to terminate this Agreement and the escrow provided for below by delivering written notice to the other party and Escrow Holder. Upon termination of this Agreement and escrow in accordance with this Section 3:

(i) Buyer shall deliver to Seller all environmental, soils, geologic and engineering reports and studies concerning the Property delivered by Seller to Buyer and all other documents received from Seller, including but not limited to those listed on Exhibit “E” attached hereto; provided, however, that in the event such documents were delivered or made available via electronic means, in lieu of returning such reports, studies and documents, Buyer shall delete all copies of the same;

(ii) all funds and documents shall be returned to the party who deposited same, even if funds have been released from escrow, except that Buyer shall not be entitled to the return of funds to which it is otherwise entitled unless and until Buyer has complied with Section 3(b)(i); and

(iii) the respective obligations of Buyer and Seller under this Agreement shall terminate; provided, however, notwithstanding the foregoing, Buyer’s and Seller’s indemnity, confidentiality and other obligations under this Agreement that by their nature extend after termination of this Agreement shall survive any such termination of the Agreement, and the termination of this Agreement shall not release any other indemnity obligation Buyer or Seller may have to the other party.

4. Due Diligence Period.

(a) The period ending at 5:00 p.m. Pacific Time on September 22, 2014, or such earlier time as Buyer gives written notice to Seller of its decision to proceed with the purchase of the Property is hereafter called the “Due Diligence Period”. Subject to the conditions and requirements of this Section 4, Buyer shall have the right during the Due Diligence Period (i) to inspect and investigate all aspects of the Property including, without limitation, the Property’s compliance with zoning, land use, environmental and other laws, regulations and restrictions, the Leases, other documents provided by Seller, a UCC report with respect to the Personal Property, and the condition of the improvements on the Property; and (ii) to deliver written notice to Seller and Escrow Holder of Buyer’s decision to proceed with the purchase of the Property or to terminate this Agreement.

(b) If Buyer, for any reason or for no reason, in Buyer’s sole discretion, is not satisfied with the results of such inspection and investigation, Buyer may terminate this Agreement by giving written notice to Seller and Escrow Holder prior to the expiration of the Due Diligence Period, and the parties shall have the same obligations and such termination shall have the same effect as if this Agreement had been terminated pursuant to Section 3(b). In the event that Buyer terminates this Agreement pursuant to this Section 4.2, the amount of One

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Hundred Dollars ($100.00) (“Independent Consideration”) shall be withheld from the Deposit and delivered to Seller. The parties have bargained for and agreed that the Independent Consideration, along with the expenditures of time and resources and possible loss of opportunity by Buyer, constitute adequate consideration for Seller’s remaining bound by this Agreement notwithstanding such termination right of Buyer.

(c) If Buyer decides to proceed with the purchase of the Property, Buyer shall deliver written notice to Seller and Escrow Holder of Buyer’s decision to proceed with the purchase by written notice to Seller on or before the expiration of the Due Diligence Period) prior to the expiration of the Due Diligence Period (“Notice to Proceed”). Buyer’s failure, prior to the expiration of the Due Diligence Period, to deliver the Notice to Proceed to Seller and Escrow Holder, time being of the essence, shall constitute Buyer’s election to terminate this Agreement, and the parties shall have the same obligations and such termination shall have the same effect as if this Agreement had been terminated pursuant to Section 3(b). Buyer’s delivery of the Notice to Proceed shall constitute Buyer’s election to proceed with the purchase and Buyer’s affirmative and express waiver of all contingencies and conditions to Buyer’s obligations under this Agreement except as provided in Section 4(d).

(d) After Buyer’s delivery of the Notice to Proceed in compliance with Section 3(c), Buyer shall have no further tights to terminate this Agreement except for Buyer’s right to terminate this Agreement (i) as provided for in Section 3(a)(i); (ii) based on Seller’s breach of this Agreement; (iii) based on Title Company’s failure to commit to issue the Title Policy at the Close of Escrow with only Permitted Exceptions; (iv) based on Seller’s disclosure that any representation or warranty is inaccurate in any material respect as provided in Section 7(j); or (v) based on destruction or condemnation of a material portion of the Property as provided in Section 12.

(e) Buyer and its agents, employees and consultants shall have access to the Real Property from time to time pursuant to that certain “License To Enter Upon Real Property (390 and 394 H Street, Chula Vista, California)” dated as of August 18,2014, and entered into between Buyer and Seller (“Access License”).

(f) A Rent Roll showing rents, security deposits and other information concerning the Leases is attached to and made a part of this Agreement as Exhibit “D”. Buyer acknowledges receipt from Seller of certain documents concerning the Property listed on Exhibit “E” attached hereto and made a part hereof. Pursuant to the terms and conditions of the Access License, Seller shall also furnish to Buyer copies of or access to additional documents concerning the Property; however, any such requests shall not extend the expiration of the Due Diligence Period. Except as represented in Section 7(c), Buyer acknowledges and agrees that Seller disclaims any representation or warranty, express or implied, as to the accuracy or completeness of any of the documents listed in Exhibit “E”, or contained in Seller’s files or in any documents produced by Seller, its employees, agents, affiliates or any party preparing any report or information including, without limitation, any environmental audit or report, and Buyer undertakes to make an independent investigation regarding all matters covered thereby. Buyer agrees not to make any claim or take any legal action against the preparer of any reports or studies received from Seller; provided, however, the foregoing limitation shall not apply to any

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claim based upon services provided by the preparer on Buyer’s behalf and/or reports or studies which are re-certified by the preparer directly to Buyer. Buyer acknowledges that Seller, its employees, agents, affiliates and any party preparing any report or information shall have no responsibility for the contents and accuracy of such disclosures, and Buyer agrees that the obligations of Seller in connection with the purchase of the Property shall be governed by this Agreement irrespective of the contents of any such disclosures or the timing of the delivery thereof.

(g) Buyer may contact governmental agencies, utilities or other third parties pursuant to the terms and conditions of the Access License.

5. Escrow Provisions.

(a) Within one (1) business day following the mutual execution of this Agreement, Seller and Buyer shall open escrow by delivering a fully executed copy of this Agreement to Chicago Title Company (“Escrow Holder”) at 2365 Northside Drive, Suite 600, San Diego, California 92108, Attn: Annemarie LoCoco, Escrow Officer. The “Opening of Escrow” shall be the date that this Agreement has been signed by the parties and delivered to Escrow Holder, as evidenced by its signing and dating the Consent of Escrow Holder attached hereto. Each party shall execute escrow instructions on the standard form of Escrow Holder. This Agreement shall be attached to and made an exhibit to such escrow instructions. To the extent that such escrow instructions conflict with or are inconsistent with any of the provisions of this Agreement, this Agreement shall control.

(b) The escrow for the purchase and sale of the Property shall be scheduled to close on September 30, 2014 (“Closing Date”). The closing of the escrow hereunder shall be referred to as the “Close of Escrow”.

(c) Before the Closing Date, Seller shall deliver to Buyer through escrow the following:

(i) A Grant Deed in the form of Exhibit “F” attached to and made a part hereof, conveying to Buyer fee simple title to the Real Property subject only to non-delinquent real property taxes and the Permitted Encumbrances;

(ii) A Bill of Sale in the form of Exhibit “G” attached to and made a part hereof, transferring to Buyer title to the Personal Property and the Intangible Property as required by this Agreement;

(iii) Copies of letters advising tenants under the Leases of the change in ownership of the Project and of the transfer of their security deposits in the form of Exhibit “H” attached to and made a part hereof which letters shall be delivered by Seller to the tenants promptly after Escrow Holder notifies Seller that the escrow has closed, as well as contact information for Buyer;

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(iv) Two counterparts of an Assignment and Assumption of Leases in the form of Exhibit “I” attached hereto and made a part hereof executed by Seller;

(v) An updated Rent Roll (including a listing of all delinquent and prepaid rents) as of a date as close to the Closing Date as practical and no earlier than one week prior to the Close of Escrow, certified by Seller to be the same Rent Roll as used by Seller in the operation of the Project; and

(vi) Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Seller by applicable state and local law in connection with the conveyance of the Real Property;

(vii) An affidavit as required by the Foreign Investors Real Property Tax Act, as amended, and the California Revenue and Taxation Code Section 18805 et seq., executed by Seller;

(viii) An updated list of Personal Property which Escrow Holder shall attach as Exhibit “1” to the Bill of Sale; and

(ix) Any additional documents that Escrow Holder or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement including but not limited to written approval of a closing statement consistent with this Agreement, such affidavits as are customarily required by Title Company on the Title Company’s standard form in connection with issuance of the owner’s extended coverage title insurance policy, including a mechanics’ lien and judgment affidavit (which affidavit(s) are in the form and content of Exhibit “P” attached hereto); and a “gap closing” indemnity on the Title Company’s standard form assuring the Title Company against title issues arising after the Close of Escrow and before the recording of the Grant Deed the following business day (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Seller or result in any new or additional obligation, covenant, representation or warranty of Seller under this Agreement beyond those expressly set forth in this Agreement).

In addition to the foregoing, Seller shall deliver to Buyer outside of escrow promptly after the Close of Escrow on the Closing Date the original Leases, all keys for the Property in Seller’s possession or control and any guarantees or warranties relating to Personal Property in Seller’s possession or control.

(d) Buyer shall deliver to escrow the balance of the Purchase Price on or before the Closing Date as provided in Section 2(b)(iii) and the following documents before the Close of Escrow:

(i) Two counterparts of an Assignment and Assumption of Leases in the form of Exhibit “I” executed by Buyer;

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(ii) Such conveyancing or transfer tax forms or returns, if any, as required to be delivered or signed by Buyer by applicable state and local law in connection with the conveyance of Real Property; and

(iii) Any additional documents that Escrow Holder or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement including but not limited to written approval of a closing statement consistent with this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Buyer or result in any new or additional obligation, covenant, representation or warranty of Buyer under this Agreement beyond those expressly set forth in this Agreement).

(e) At the Close of Escrow, Escrow Holder shall (i) cause the Grant Deed to be recorded in San Diego County, (ii) deliver to Seller the Purchase Price, plus or minus Seller’s share of any expenses or prorations, (iii) deliver to Buyer the duly executed Bill of Sale, and (iv) deliver to Buyer and Seller one duly executed counterpart of the Assignment and Assumption of Leases.

(f) Expenses and costs concerning the escrow shall be payable as follows:

(i) Seller shall pay the portion of the Title Policy premium applicable to a standard coverage owner’s policy and any endorsements necessary to remove any disapproved exceptions that Seller has stated in writing it will remove, any documentary transfer taxes, the recording fees for the Grant Deed, and one-half (1/2) of the escrow fees;

(ii) Buyer shall pay the Title Policy premium in excess of Seller’s share described in Section 5(f)(i), and one-half(l/2) of the escrow fees;

(iii) Seller and Buyer shall each bear their respective legal and accounting fees and costs (if any); and

(iv) All other expenses and costs shall be shared by the parties according to the usual custom in San Diego County.

(g) Prior to the Close of Escrow, Seller shall provide Escrow Holder and Buyer with the certification required by Internal Revenue Code Section 1445. In addition, Seller will provide Escrow Holder and Buyer with the certification required to show that withholding is not required pursuant to California Revenue and Taxation Code Sections 18805(d) and 26131(e).

(h) Possession of the Property shall be delivered to Buyer at the Close of Escrow, subject to the possession of the tenants under the Leases.

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6. Prorations.

(a) Non-delinquent real property taxes and any current installments on any improvement assessment liens, Mello-Roos bond payments and similar assessments affecting the Real Property and any personal property taxes affecting the Personal Property shall be prorated based on the most recent available tax bills using a 30-day month and a 360-day year. Any increase in real property taxes and assessments arising out of the sale of the Real Property to Buyer (or its assignee), or a sale or change in ownership after the sale to Buyer, and any supplemental real property taxes and assessments arising out of any construction pertaining to the Real Property completed following the Close of Escrow shall be paid by Buyer when assessed, and Buyer shall indemnify Seller from and against all such taxes. Any supplemental real property taxes or private assessments arising out of any occurrence before the Close of Escrow shall be paid by Seller when assessed to the extent such taxes or assessments are attributable to any period before the Close of Escrow, and Seller shall indemnify Buyer from and against all such taxes and assessments. The parties’ indemnification obligations under this Section shall survive the Close of Escrow.

(b) Non-delinquent rentals and other charges payable by tenants shall be prorated based on the updated Rent Roll delivered pursuant to Section 5(c)(v). Rentals are delinquent when payment thereof is more than thirty (30) days past due as of the Close of Escrow. In addition, rentals from a tenant less than thirty (30) days past due will be considered delinquent if that tenant also has at least one month of rental more than thirty days past due (e.g. if a tenant has not paid its monthly rental for January of a year, and assuming a date after February 1 for the Close of Escrow, due to the January delinquency the rental for the month of February also will be considered delinquent even though it is less than thirty ((30) days past due). Escrow Holder shall credit the amount of security deposits held by Seller as shown on the Rent Roll against the Purchase Price payable by Buyer. Rentals collected by Seller not shown on the updated Rent Roll and delinquent rentals collected by Buyer as hereafter provided shall be prorated by the parties outside of escrow as of the Closing Date and paid to the entitled party as soon as practical from time to time as collected. After the Close of Escrow Buyer shall use its commercially reasonable efforts to collect any delinquent rentals, but Buyer shall not be required to file suit or evict a tenant. If, after making diligent efforts to collect delinquent rentals from any tenant or tenants, or ninety (90) days after the Close of Escrow, whichever first occurs, Buyer elects not to file a legal action against such tenant or tenants, Buyer shall notify Seller, and Seller may file a legal action or actions against such tenant or tenants for the delinquent rentals owing to Seller except that Seller shall not pursue an eviction remedy. Delinquent rentals collected by Buyer, net of the reasonable costs of collection (including attorney’s fees), shall be applied first against rent accruing for the month in which the Closing occurs, then against any other amounts owing Buyer, then against other amounts most overdue. Percentage rent, if applicable and if any, for the rental period including Closing shall be prorated upon receipt, based upon the tenant’s sales for the portion of the lease year allocable to Seller’s and Buyer’s respective ownership of the Property.

(c) No later than two (2) business days before the Close of Escrow, the parties will prorate outside of escrow on an accrual basis all known deposits and operating expenses concerning the Property, refundable deposits held by any governmental agency or utility that will be assigned to Buyer at the Close of Escrow. If any of the foregoing cannot be apportioned at the Closing Date because of the unavailability of the amounts which are to be apportioned, such items shall be apportioned and paid to the entitled party as soon as practicable after the Closing Date, but in no event later than ninety (90) days after the Closing Date. Sewer, gas, electric, telephone and other utility charges, to the extent not reimbursed or paid directly by tenants, shall not be prorated but shall be paid by Seller to the utility company.

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(d) Buyer and Seller shall take all steps necessary to effectuate the transfer of all utilities presently in Seller’s name into Buyer’s name as of the Close of Escrow. Where necessary, Buyer will post deposits with the utility companies.

(e) All prorations and adjustments shall be made as of 12:00 midnight on the day immediately preceding the Closing Date.

7. Seller’s Representations and Warranties. As a material consideration for Buyer’s entering into this Agreement, Seller represents and warrants to Buyer that:

(a) Seller is a limited partnership duly organized and existing in good standing under the laws of the State of California. Seller has full power and authority to enter into this Agreement and carry out its obligations hereunder.

(b) The execution of this Agreement by Seller and its delivery to Buyer and the performance hereof have been duly authorized. This Agreement constitutes the legal, valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms, and the execution and delivery thereof does not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject; and that all the documents to be delivered by Seller to Buyer at Closing will, at Closing, be duly authorized, executed and delivered by Seller, will be the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, and the execution and delivery thereof will not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.

(c) The Rent Roll delivered to Buyer pursuant to Section 4(f) is the same Rent Roll used in Seller’s operation of the Project, and to Seller’s knowledge: (i) the Rent Roll delivered to Buyer pursuant to Section 4(f) is true and correct in all material respects as of the date set forth thereon; and (ii) financial records pertaining to the Property delivered to Buyer pursuant to the Access License are true and correct in all material respects as of the date set forth thereon. Except as set forth on the Rent Roll or in the Leases, (i) there are no options to expand, rights of first refusal, or options to terminate or renew, or any rent concessions given to any of the tenants, (ii) all rental and other payments due under such Leases as of the date of this Agreement have been paid in full, (iii) Seller and, to Seller’s knowledge, the tenants under the Leases, are not in default under the Leases, and to Seller’s knowledge, Seller has fully complied with the terms and conditions of all the Leases, (iv) no tenant under any Lease has withheld any payment under its Lease for any reason, (v) no tenant under any Lease has vacated, abandoned or otherwise discontinued business operations at its premises or is entitled to do so, and Seller has no knowledge of that any tenant contemplates such action, (vi) as of the date of this Agreement, no rents or other payments have been collected more than one month in advance and no rents or other deposits are held by Seller, except security deposits described on the Rent Roll or prepaid rent for the current month, (vii) there are no commissions or other fees payable with regard to any of the Leases or with regard to any renewals, extensions or expansions (whether

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due to options previously or hereafter exercised or separately negotiated), (viii) any and all tenant improvement work, decorating, painting, renovation, and construction currently required to be done by the landlord under the provisions of any agreement with any tenant and any contributions or other allowances payable by the landlord to any tenant toward reimbursement of such tenant’s cost of moving or improvements or any similar expense or monetary consideration to the tenant has been fully completed and paid for, and (ix) Seller has not entered into any agreements with any of the tenants except for the Leases delivered to Buyer, and except as landlord and tenant Seller has no business relationship with any of the tenants. Seller discloses that (A) Sports Authority, which is one of the Tenants, manages and administers the Property, including the relationship with the association or manager of the shopping center in which the Property is located; (B) in so managing and administering the Property, Sports Authority maintains and repairs the Property and bills Bed, Bath & Beyond, which is the other Tenant, for its share of the expense of maintenance and repairs, including a share of amounts assessed by the association or manager of the shopping center; and (C) consequently, Seller is not a party to any contracts related to the construction, operation or maintenance of the Property, Seller does not perform any expense reconciliations with respect to the Property, and Seller does not have any records with respect to any expenses incurred in connection with the maintenance or repair of the Property.

(d) Seller has not received written notice from any governmental authority advising Seller of the existence of any violation (or an alleged violation) relative to the Property of any applicable building codes, environmental, zoning, subdivision, and land use laws, the violation of which would have a material adverse effect upon the operation of the Property, and to Seller’s knowledge no such violation exists.

(e) Except for any agreements terminable at will or on no more than thirty (30) days notice without penalty or premium, neither Seller nor its agents have entered into any agreements or understandings concerning the Property by which Buyer or the Property would be bound following the Close of Escrow. Any property management contract for the Property will be terminated by Seller as of the Close of Escrow. The Leases and all other documents delivered to Buyer pursuant to this Agreement and the Access License are true, correct and complete copies of such documents in Seller’s possession used by Seller in the operation of the Project.

(f) To Seller’s knowledge, except as disclosed in any reports or in other written materials provided by Seller to Buyer or obtained by Buyer during the Due Diligence Period, (i) Seller has not received any notice of the disposal or release of Hazardous Materials on or under the Real Property, and (ii) Seller has not disposed of or released any Hazardous Materials on or under the Real Property during Seller’s ownership of the Property, except that materials such as cleaning supplies and small amounts of gasoline or solvents customarily used in connection with operating a retail project may be present on and used at the Real Property, but any such presence and use does not, to Seller’s knowledge, violate any applicable law in effect at this time. For the purposes of this Agreement, “Hazardous Materials” means “Hazardous Substance,” “Pollutant or Contaminant,” and “Petroleum” and “Natural Gas Liquids,” as those terms are defined or used in Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601, et seq., as amended, and any other substances regulated by any federal, state or local authority because of their effect or potential effect on public health and the environment, including, without limitation, PCBs, lead paint, asbestos, urea formaldehyde, radioactive materials, petroleum and infectious materials.

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(g) There are no pending legal or administrative proceedings or actions or eminent domain proceedings to which Seller is a party or by which the Property is or may be affected, and to Seller’s knowledge are there are no current, written threats of any such proceedings or actions, which, if adversely determined, would have a material adverse effect upon the Property, Seller’s ownership in the Property, or Seller’s right or ability to perform its obligations under this Agreement. Seller has not, nor to Seller’s knowledge has any tenant, (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s, or such tenant’s, creditors, as the case may be, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s, or such tenant’s, assets, as the case may be, which remains pending, (iv) suffered the attachment or other judicial seizure of all, or substantially all of Seller’s, or such tenant’s, assets, as the case may be, which remains pending, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

(h) Seller is not a person or entity described by Section 1 of the Executive Order (No. 13,224) Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed.Reg. 49,079 (September 24, 2001), and does not engage in any dealings or transactions, and is not otherwise associated, with any such persons or entities. Seller will update the Know Your Customer (as defined in Section 9(f) below) form in the event that any information on such form changes after the date the completed form is delivered from Seller to Buyer.

(i) To Seller’s knowledge, Seller is not in default under any easements or other recorded restrictive covenant affecting the Property. The Property is part of a development that is subject to restrictive covenants (“CCRs”) and is governed by a declarant or owner’s association. Seller has neither given nor received any written notice of default under the CCRs. The contact information for the declarant/owner’s association is as follows:

Newmark Merrill

Attn: Mary Wang

Email: mwang@newmarkmerrill.com

Office Phone: (760) 630-8247

Cell Phone: (760) 585-5106

(j) There are no employees of Seller who will become employees of Buyer or for which Buyer shall be responsible in any way.

(k) [Intentionally Omitted]

(I) [Intentionally Omitted]

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(m) Seller is neither (i) a party in interest with respect to any employee benefit or other plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); nor (ii) a disqualified person under Section 4975(e)(l) of the Code with respect to any such employee benefit or other plan under Section 4975 of the Code. Seller does not hold its interest in the Property with assets of an employee benefit plan within the meaning of 3(3) of ERISA or a plan within the meaning of Section 4975(e)(l) of the Code. Without limiting the foregoing, Seller acknowledges that ERISA prohibits the sale or exchange, directly or indirectly, of any property between a pension plan and a “party-in-interest” or a “disqualified person” as to that plan, as such terms are defined in ERISA and the Code, respectively, and that an individual or organization selling or exchanging property to a pension plan as to which it is a disqualified person is subject to an excise tax under Section 4975 of the Code.

(n) Buyer and Seller agree that (i) the only representations and warranties made by Seller with respect to the Property are contained in this Section 7; and (ii) for purposes of this Section 7, Seller’s “knowledge” shall mean the actual, current knowledge of G.A. Ranglas and Scott Dale, Seller’s management company’s supervisor of the management of the Property and shall not include constructive knowledge, knowledge Seller could have obtained through further investigation or inquiry, or knowledge solely possessed by any manager or employee who lived or lives on-site at the Project. No broker, agent, or party other than Seller is authorized to make any representation or warranty for or on behalf of Seller.

(o) All warranties and representations set forth in this Section 7 shall be true as of the date of this Agreement and the Closing Date except as provided in this Section. If Seller obtains knowledge that any material representation or warranty of Seller is incorrect after the date hereof and before the Close of Escrow, Seller shall disclose such incorrectness in writing to Buyer promptly after Seller learns of the incorrectness and before the Close of Escrow. If Seller gives written notice to Buyer of any material incorrectness in its representations and warranties prior to the Closing and does not agree in such notice to cure such incorrectness on or before the Closing, Buyer shall have the right to give notice to Seller and Escrow Holder terminating this Agreement within a period ending on the Closing Date or on five (5) days after Buyer receives any notice from Seller of the incorrectness of any material representation or warranty that does not contain a commitment by Seller to cure such incorrectness on or before the Closing Date, whichever is earlier. If Buyer timely gives notice of disapproval of the material incorrectness, then either Buyer or Seller may terminate this Agreement by giving written notice to the other and to the Escrow Holder, and the parties shall have the same obligations and such termination shall have the same effect as if this Agreement had been terminated pursuant to Section 3(b).

(p) The representations and warranties set forth in this Section 7 shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of six (6) months from the Closing (“Survival Period”). Buyer shall have the right to bring an action against Seller for the breach of a representation or warranty hereunder, but only on the following conditions: (i) Buyer first learns of the breach after Closing and files such action within the Survival Period; and (ii) Buyer shall not have the right to bring a cause of action for a breach of a representation or warranty unless the damage to such party on account of such breach (individually or when combined with damages from other breaches) equal or exceeds Ten Thousand Dollars ($10,000.00). Neither party shall have any liability after Closing

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for the breach of a representation or warranty hereunder of which the other party hereto had knowledge as of Closing. Furthermore, Buyer agrees that the post-Closing maximum liability of Seller for the alleged breach of any or all representations or warranties set forth in this Agreement is limited to Five Hundred Thousand Dollars ($500,000.00). Seller covenants that it will retain and will not distribute Five Hundred Thousand Dollars ($500,000.00) of the net proceeds of the sale of the Property until after the end of the Survival Period. The provisions of this Section 7 shall survive the Closing.

8. Buyer’s Representations and Warranties. As a material consideration for Seller’s entering into this Agreement, Buyer represents and warrants to Seller that as of the date of this Agreement and as of the “Closing Date”:

(a) Buyer is a limited liability company duly organized and existing in good standing under the laws of the State of Delaware. Buyer has and will have at the Close of Escrow full power and authority to enter into this Agreement and to carry out its obligations hereunder.

(b) The parties executing this Agreement and any documents in connection with this Agreement on behalf of Buyer are and will be duly authorized to do so. This Agreement constitutes the binding obligation of Buyer and is enforceable against Buyer in accordance with its terms.

(c) Buyer is not and will not be a person or entity described by Section 1 of the Executive Order (No. 13, 224) Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed.Reg. 49,079 (September 24, 2001), and does not engage in any dealings or transactions, and is not otherwise associated, with any such persons or entities.

9. Seller’s Obligations Prior to the Close of Escrow.

(a) From the date of this Agreement until the expiration of the Due Diligence Period, Seller not renew, amend or modify any existing Lease in any material respect, except as may be permitted or required pursuant to the existing Leases, without Buyer’s prior written consent, which shall not be unreasonably withheld or delayed. After expiration of the Due Diligence Period and prior to the Close of Escrow, Seller shall neither execute any new Lease, nor terminate, renew, amend or modify any existing Lease in any material respect without Buyer’s prior written consent which consent shall be in Seller’s sole discretion. Subject to the foregoing, Seller shall make its usual efforts to seek tenants for all spaces that are or will become vacant prior to the end of the month following the Close of Escrow.

(b) The existing insurance policies covering the Property, or equivalent coverage, shall remain continuously in force through the Closing Date.

(c) At all times prior to the Close of Escrow, Seller shall operate and manage the Property as presently being operated, maintain services which are equivalent to those presently in force, maintain the Property in good repair and working order, subject to ordinary

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wear and tear and the occurrence of any damage or destruction to the Property by casualty or other causes or events beyond the control of Seller. Seller shall keep on hand sufficient materials, supplies, equipment and other personal property sufficient for the operation and management of the Property as presently being operated. Seller shall have no obligation to undertake any capital improvements to the Property following the date of this Agreement, except as may be required pursuant to an existing Lease.

(d) Seller agrees that, after the date of this Agreement, it will not transfer, encumber or affirmatively take any other action with respect to the Property, or any portion thereof, which would render Seller unable to convey the Property to Buyer pursuant to this Agreement.

(e) After the date of this Agreement, Seller shall not enter into any Property Contract which will survive the Close of Escrow without first obtaining Buyer’s written approval which shall not be unreasonably withheld or delayed if such Property Contract is necessary to enable Seller to perform its obligations to operate and manage the Property in the manner provided in this Section 9.

(f) Within three (3) business days after the date of this Agreement, Seller shall complete and deliver to Buyer the “Know Your Customer” form attached hereto as Exhibit “M”.

10. Buyer’s Acknowledgments, Release and Indemnity.

(a) Buyer acknowledges and agrees that Buyer is purchasing the Property “AS IS” and “WHERE IS” solely in reliance on Buyer’s own investigation, and, except for Seller’s representations and warranties in Section 7, no representations or warranties of any kind whatsoever, express or implied, have been made by Seller or any of its officers, agents or employees with respect to any matter, fact or issue concerning the Property or this transaction, including, but not limited to, the following matters:

(i) Soils, seismic, hydrological, geological and topographical conditions and configurations, including but not limited to geologic faults, past soil repairs, or the presence of soil fill;

(ii) Archeological, prehistoric and historic artifacts, remains and relics;

(iii) Endangered plant, animal and insect species;

(iv) The presence of Hazardous Materials, mold and other environmental conditions, including but not limited to underground storage tanks or landfills;

(v) Physical condition of the Property, including but not limited to lack of repair of the Property, quality of the construction or other materials incorporated into the Property, deficiency of any undershoring, drainage, or physical and mechanical, construction or design defects in or on the Property, including without limitation, the plumbing, heating, air conditioning and electrical systems and the roof, floor, ceilings, walls and other internal structural components of any buildings or improvements;

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(vi) The area of the land and the square footage contained in any buildings or improvements;

(vii) Availability of adequate utilities, water, schools, public access, and fire and police protection;

(viii) The status and nature of any assessment districts and the amount of any assessment liability;

(ix) Present, past or future conformity of the Property with planning, zoning, subdivision, development and environmental statutes, ordinances, regulations and permits, any general plan and specific plan, applicable building codes, and any other applicable laws, regulations, ordinances, codes or rules, including but not limited to the Americans with Disabilities Act;

(x) The possibility for change in use or future development of the Property and the character and amount of any fee or charge which must be paid by Buyer to develop the Property;

(xi) The condition of title to the Property, including but not limited to the existence of any easement, covenants or conditions, deed restrictions, license or encroachment whether or not a matter of public record, and whether or not visible upon inspection of the Property;

(xii) The enforceability of any Lease, the credit worthiness of any tenant or the likelihood that any tenant will perform its obligations under any Lease, or except as set out in the Rent Roll and Leases delivered to Buyer, the terms or status of any Lease; or

(xiii) Any other matter relating to the Property or to the development of the Property, including, but not limited to, value, income, expenses, feasibility, cost, governmental permissions or entitlements, legal or physical suitability as a condominium project or further subdivision, investment return, accuracy or completeness of any documents or information supplied by Seller to Buyer during or after the Due Diligence Period, or the merchantability or fitness of the Property for any purpose.

(b) Except as set forth in Section 10(c) below, to the extent that Buyer proves it has been damaged by a breach of any representation or warranty made by Seller in this Agreement, Buyer fully releases and discharges Seller from and relinquishes all rights, claims and actions that Buyer may have against Seller which arise out of or are in any way connected with the physical condition of the Property at Closing or any of the matters described in Sections 4(a) or 10(a), including but not limited to the existence or presence on the Property of (i) construction, design or natural defects of any kind or nature, whether patent or latent, and whether or not cause by Seller’s negligence, (ii) Hazardous Materials, or (iii) violations of any federal, state or local law or regulation applicable to the physical condition of the Property,

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including but not limited to (A) any building code, (B) any law or regulation concerning Hazardous Materials and (C) the Americans With Disabilities Act (Public Law 101-336). This release applies to all described rights, claims and actions, whether known or unknown, foreseen or unforeseen, present or future. Buyer specifically waives application of California Civil Code Section 1542, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Buyer’s Initials	PM

(c) Notwithstanding anything herein to the contrary (including the foregoing release), (i) Buyer shall have the right to defend (but Buyer has no right to assert, file or otherwise proceed with a contribution, indemnity or other claim against Seller) government and third-party claims by alleging that Seller (or someone acting on Seller’s behalf), not Buyer, is liable for such claims and Buyer has no obligation to indemnify Seller for governmental or third party claims asserted before or after the Closing as a result of any act or omission taken or failed to be taken by or on Seller’s behalf prior to the Closing, and (ii) the release shall not apply to third-party tort claims relating to events or occurrences on the Property and occurring during Seller’s ownership of the Property.

(d) For purposes of Sections 10(b) all references to “Buyer” or “Seller” shall include (1) their parents, subsidiary or affiliate entities, (2) their partners, managers, directors, officers, members, shareholders, employees and agents and (3) their heirs, successors, personal representatives and assigns and those of their partners, managers, directors, officers, members, shareholders, employees and agents.

11. Default and Remedies.

(a) IF THE SALE OF THE PROPERTY TO BUYER IS NOT CONSUMMATED SOLELY DUE TO BUYER’S BREACH UNDER THIS AGREEMENT, THEN SELLER MAY TERMINATE THIS AGREEMENT BY GIVING WRITTEN NOTICE THEREOF TO BUYER AND ESCROW HOLDER, WHEREUPON THE DEPOSIT (INCLUDING THE ADDITIONAL DEPOSIT, IF ANY, AND LESS SELLER’S SHARE OF ANY ESCROW FEES AND CHARGES) SHALL BE PAID BY ESCROW HOLDER TO SELLER AND RETAINED BY SELLER AS LIQUIDATED DAMAGES AS SELLER’S SOLE REMEDY FOR BUYER’S FAILURE TO COMPLETE THE PURCHASE. NOTHING IN THIS SECTION OR ELSEWHERE IN THIS AGREEMENT SHALL LIMIT SELLER’S RIGHTS TO (i) RECEIVE REIMBURSEMENT FOR PREVAILING PARTY ATTORNEYS’ FEES PURSUANT TO SECTION 2, OR (ii) BUYER’S INDEMNITY OBLIGATIONS UNDER OTHER PARTS OF THIS AGREEMENT. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF BUYER’S BREACH HEREUNDER ARE UNCERTAIN IN AMOUNT AND DIFFICULT TO ASCERTAIN, AND THAT SUCH AMOUNT OF LIQUIDATED DAMAGES IS REASONABLE UNDER THE

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PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1671 ET SEQ., CONSIDERING ALL OF THE CIRCUMSTANCES EXISTING ON THE DATE HEREOF INCLUDING, WITHOUT LIMITATION, THE RELATIONSHIP OF SUCH AMOUNT TO THE RANGE OF POTENTIAL HARM TO SELLER THAT CAN REASONABLY BE ANTICIPATED AND THE ANTICIPATION THAT PROOF OF ACTUAL DAMAGES RESULTING FROM SUCH BREACH WOULD BE COSTLY AND INCONVENIENT. IN PLACING ITS INITIALS IN THE SPACE BELOW, EACH PARTY HERETO SPECIFICALLY CONFIRMS THE ACCURACY OF THE FOREGOING AND THE FACT THAT SUCH PARTY HAS BEEN REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.

PM	CW
Buyer’s Initials	Seller’s Initials

(b) If Seller intentionally or willfully fails to perform its obligations pursuant to this Agreement for any reason except for failure by Buyer to perform hereunder, or if prior to Closing any one or more of Seller’s representations or warranties are breached in any material respect and Seller has not cured such breach by the Closing, Buyer shall elect, as its sole remedy, one of the following three options: (i) terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing and recover the Deposit and its out-of-pocket costs resulting from Seller’s failure to perform, but in no event to exceed $75,000.00 in the aggregate of out-of-pocket costs; (ii) enforce specific performance of Seller’s obligations hereunder; or (iii) waive said failure or breach and proceed to Closing. Notwithstanding anything herein to the contrary, Buyer shall be deemed to have elected to terminate this Agreement and recover the Deposit if Buyer fails to deliver to Seller written notice of its intent to file a claim for out-of-pocket costs and the Deposit or assert a cause of action for specific performance against Seller on or before fifteen (15) business days following the scheduled Closing Date or, having given such notice, fails to file a lawsuit asserting such claim or cause of action in the county in which the Property is located within sixty (60) days following the scheduled Closing Date. IN NO EVENT SHALL SELLER’S DIRECT OR INDIRECT PARTNERS, MEMBERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, MANAGER, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.

(c) If this Agreement is terminated due to the breach of a party, then the breaching party shall pay any cancellation or other fees or charges due to Escrow Holder and any fees or charges due to the Title Company for preparation and/or cancellation of the Title Report.

(d) Each party shall have three (3) days after delivery of written notice of default from the other party within which to cure any default under this Agreement; provided, however, if the default is the intentional failure to make a closing delivery pursuant to Section 5(c) or 5(d) or other intentional failure to close this escrow when obligated, there shall be no cure period and the failure shall constitute a breach. A default notice shall describe the nature of the

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default in reasonable detail so that the defaulting party is notified of the steps and actions it must effect to cure the default, and in the case of a default other than a failure to close this escrow when obligated, if the default cannot reasonably be cured within ten (10) days, the party shall have such longer period as may be necessary to cure, so long as the party commences to cure within the 10-day period and diligently pursues the cure to completion. If the party fails to cure the default within the applicable cure period, the party shall be in breach. If Buyer’s breach is the failure to close this escrow when obligated, then Seller’s sole remedy shall be to retain the Deposit as liquidated damages pursuant to Section 11(a).

12. Loss by Fire, Other Casualty or Condemnation.

(a) If prior to the Closing, any material portion of the Property (as defined in Section 12(d)) is destroyed or materially damaged or is subject to a taking or threatened taking by any public authority, then Buyer shall have the right, exercisable by giving notice to Seller within fifteen (15) days after receiving written notice of such damage, destruction, or taking either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder except that (x) any money (including, without limitation, the Deposit and all interest accrued thereon) or documents in escrow shall be returned to the party depositing the same, and (y) Buyer and Seller each shall be responsible for one-half of any title or escrow cancellation fee, or (ii) to accept the Property in its then condition and to proceed with the Closing without abatement or reduction in the Purchase Price.

(b) If prior to the Closing, there is any non-material damage to the Property, or any part thereof, Buyer shall accept the Property in its then condition and proceed with the Closing without any abatement or reduction in the Purchase Price.

(c) If prior to the Closing, any nonmaterial portion of the Property is subject to a taking or a threatened taking by public authority, Buyer shall accept the Property in its then condition and proceed with the Closing without any abatement or reduction in the Purchase Price, in which case Buyer shall be entitled to receive an assignment of all of Seller’s rights to any condemnation award payable by reason of such taking. In the event of any such non-material taking, Seller shall not compromise, settle or adjust any claims to such award without Buyer’s prior written consent.

(d) For the purpose of this Section l2, damage to the Property or a taking of a portion thereof shall be deemed to involve a material portion thereof if the reasonably estimated cost of restoration or repair of such damage or the amount of the condemnation award with respect to such taking shall exceed One Hundred Seventy-five Thousand Dollars ($175,000.00), or in the event of a taking any parking at the Project or access to the Project is permanently affected.

(e) Seller agrees to give Buyer written notice of any taking, threatened taking, damage or destruction of the Property, promptly after learning of the same.

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13. Broker’s Commissions. Each Party warrants to the other that the warranting Party has incurred no obligation by reason of this Agreement or the transaction contemplated by this Agreement, for a real estate brokerage commission or finder’s fee for which the other Party would be liable. Each Party will indemnify, defend, protect and hold the other Party harmless from and against any and all liabilities, damages costs (including attorneys’ fees and costs) or expenses the other Party incurs by reason of the untruth as to the warranting Party of the foregoing warranty.

14. Time is of the Essence. Time is of the essence of each of the provisions of this Agreement.

15. Assignment. Except as provided in Section 23, neither this Agreement nor any interest hereunder shall be assigned or transferred by Buyer without the prior written consent of Seller; provided, however, Buyer may assign or otherwise transfer its interest under this Agreement to an entity controlling, controlled by or under common control with Buyer; and provided further, any assignment by Buyer must be completed not less than three (3) business days before the Closing Date. In connection with any such assignment, the assignee shall assume the assignor’s obligations hereunder, but the assignor shall nevertheless remain liable therefor. As used in this Agreement, the term “Buyer” shall be deemed to include any permitted assignee of the initial Buyer. Notwithstanding the foregoing, Buyer reserves the right to take title to the Property in the name of an assignee, or in the name of one or more of the institutional investors for which Buyer or one of its affiliates is then acting as investment manager (a “Separate Account’’) or an assignee of a Separate Account. In the event the rights and obligations of Buyer hereunder shall be assigned by Buyer to a Separate Account, the assignor shall be released from any obligation or liability hereunder, other than its indemnity contained in the Access License, and such Separate Account shall be substituted as Buyer hereunder, shall be entitled to the benefit of and may enforce Seller’s covenants, representations and warranties hereunder as if such Separate Account were the original Buyer hereunder, and shall assume all obligations and liabilities of Buyer hereunder, subject to any limitations of such liabilities and obligations hereunder or provided by law. Upon notification to Seller of any such assignment, Seller’s representations and warranties hereunder shall be deemed remade to the Separate Account, and Buyer’s representations and warranties hereunder shall be deemed made by the Separate Account.

16. Successors in Interest. Subject to Section 15, this Agreement shall inure to the benefit of and be binding upon the successors, personal representatives, heirs and assigns of the parties hereto. Except as provided in this Section, this Agreement is not intended to benefit or be enforceable by any person or entity other than the parties signing this Agreement.

17. Further Assurances. Prior to and for a period of one hundred eighty (180) days following the Close of Escrow, each party agrees to execute any document reasonably required by the other party to carry out the terms of this Agreement so long as the party whose execution is requested is not required to bear any liability or expense that such party is not already required to bear by the provisions of this Agreement.

18. Time Periods. Unless “business day” is specified, the term “day” means a calendar day. The term “business day” means any day other than a Saturday, Sunday or federal or State of California holiday. The computation of any time period for performing any act under

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this Agreement shall exclude the first day and include the last day unless the last day for any act falls on a Saturday, Sunday or holiday, in which case the time for performance shall be extended to the next business day.

19. Notices. Any notice, request, demand, instruction or other communication to be given to either party hereunder shall be in writing and shall be delivered personally, transmitted by electronic mail, sent by overnight courier, or sent by registered or certified mail, return receipt requested, to the parties at the following electronic mail addresses:

Seller:	VLD Sweetwater, L.P.
c/o R&V Management Corporation
3444 Camino del Rio N., Ste. 202
San Diego, CA 92108
Attention: G.A. Ranglas
Email: granglas@rvmcorp.com

With a copy to:	VLD Sweetwater, L.P.
c/o R&V Management Corporation
3444 Camino del Rio N., Ste. 202
San Diego, CA 92108
Attention: Scott Dale
Email: sdale@rvmcorp.com

With a copy to:	Hecht Solberg Robinson Goldberg & Bagley LLP
600 West Broadway, Suite 800
San Diego, CA 92101
Attention: Michael J. Maher
Email: mmaher@hechtsolberg.com

Buyer:	RREEF America L.L.C.
c/o Deutsche Asset & Wealth Management
101 California Street, Suite 2600
San Francisco, CA 94111
Attention: Peter Mette
Email: peter.mette@db.com

With a copy to::	Alston & Bird LLP
1201 West Peachtree
Atlanta, GA 30309
Attention: Randy H. Luffman
Email: randy.luffman@alston.com

Escrow Holder:	Chicago Title Company
2365 Northside Drive, Suite 600
San Diego, California 92108
Attention: Annemarie LoCoco
Email: lococoa@ctt.com

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or such other addresses, phone numbers, or email addresses as the parties may from time to time specify by a notice sent in the same manner as set forth above. All notices shall be deemed given, delivered and received on the date personally delivered or upon electronic confirmation of receipt if transmitted by electronic mail (with a manually signed copy sent by regular U.S. mail on the same or next day), upon receipt as evidenced by a delivery slip if sent by overnight courier, or upon receipt as evidenced by the signed receipt deposited into the United States registered or certified mail.

20. Confidentiality. Except as permitted by Section 4(g), unless otherwise required by law, prior to the Close of Escrow Buyer shall keep confidential any information obtained from Seller or as a result of its inspections or due diligence reviews regarding the Property and shall not disclose the any such information to any person or entity, including any governmental agency, except for any proposed lender, inspector or partner, or any attorney, inspector, contractor or professional consultant assisting Buyer in its due diligence after informing the proposed recipient of the obligation to maintain such information as confidential. Buyer’s obligations under this Section shall cease if and when it purchases the Property to the extent necessary or appropriate in connection with the ownership or operation of the Project.

21. Entire Agreement, Changes, Waivers. This Agreement contains the final, complete and exclusive statement of all of the agreements of the parties in any way concerning the Property, including but not limited to any subject dealt with in this Agreement, and no prior representation, condition, agreement or understanding concerning the Property including but not limited to any letter of intent, shall be effective for any purpose. No provision of this Agreement may be changed or supplemented except by an agreement in writing signed by the parties hereto or their respective successors in interest. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party charged with the waiver.

22. Interpretation. The language in all parts of this Agreement shall be construed under the laws of the State of California without regard to conflicts of law principles according to its normal and usual meaning, and not strictly for or against either Buyer or Seller. Each party acknowledges that it has consulted fully with legal counsel about the meaning and effect of this Agreement. Headings at the beginning of each numbered Section of this Agreement are solely for the convenience of the parties and are not a part of this Agreement. If any arbitrator or court of competent jurisdiction determines any provision of this Agreement or any of the documents to be delivered hereunder to be invalid, illegal, or unenforceable, that portion shall be severed from the rest, which shall remain in full force and effect as though the invalid, illegal, or unenforceable portion had never been a part of this Agreement or such documents.

23. Tax Free Exchange. Notwithstanding any terms in this Agreement to the contrary, Seller and Buyer shall have the right to consummate the transactions contemplated by this Agreement in a manner which qualifies as a tax-deferred exchange, in whole or in part, under the provisions of Section 1031 of the Internal Revenue Code, and the Treasury Regulations thereunder. Seller and Buyer agree to cooperate with each other with respect to any tax-deferred exchange pursuant to the provisions of Section 1031 of the Code and the Treasury

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Regulations thereunder and to execute any and all documents reasonably requested in connection therewith. Without limiting the foregoing, Seller and Buyer shall have the right to (i) transfer interests in the Property or this Agreement to one or more of its direct or indirect members or partners, (ii) transfer all or any portion of Seller’s and Buyer’s (or its transferee’s) interests under this Agreement to a qualified intermediary (“Intermediary”) in accordance with the provisions of Section 1031 of the Internal Revenue Code and the Treasury Regulations thereunder (and, as a result of the transfer, the Intermediary will acquire an equitable interest in the title to the Property) provided that Seller and Buyer shall simultaneously with such transfer confirm their respective continued obligations to one another under this Agreement and (iii) cause all or any portion of the Purchase Price to be transferred to a qualified escrow or qualified trust in accordance with the provisions of Section 1031 of the Internal Revenue Code and the Treasury Regulations thereunder. Any such exchange shall be accomplished by supplemental instructions reasonably acceptable to both patties (“Exchange Instructions”), including any exchange documents and instructions with the qualified intermediary. The non-exchanging party shall execute and deliver to the exchanging party or Escrow Holder any and all of the Exchange Instructions provided to the non-exchanging party by the exchanging party within three (3) business days after the receipt of such Exchange Instructions. Each party shall bear its own costs and expenses (including, without limitation, attorneys’ fees and costs) incurred in connection with the preparation and review of the Exchange Instructions. However, neither party shall be obligated to acquire title to any other real property, or be required to incur any additional liability or financial obligation as a consequence of the other party’s contemplated exchange. Buyer and Seller agree that the consummation of this Agreement is not predicated or conditioned upon the completion of any such exchange and the Close of Escrow shall not be delayed as a result thereof.

24. No Reservation of Property. The preparation and/or delivery of unsigned drafts of this Agreement shall not constitute the representation of any intention to enter into a sale or purchase of the Property nor create any legally binding rights in the Property and/or obligations of the parties, and Buyer and Seller acknowledge that this Agreement shall be of no effect until it is duly executed by both Buyer and Seller. Buyer understand and agrees that Seller shall have the right to continue to market the Property and/or to negotiate with other potential purchasers of the Property until the expiration of the Due Diligence Period and the satisfaction or waiver in writing of all conditions to the obligations of Buyer under this Agreement required at that time.

25. Natural Hazard Areas or Zones. Buyer and Seller acknowledge that Seller may be required to disclose if the Property lies within the following natural hazard areas or zones: (i) a special flood hazard area designated by the Federal Emergency Management Agency; (ii) an area of potential flooding; (iii) a very high fire hazard severity zone; (iv) a wild land area that may contain substantial forest fire risks and hazards; (v) earthquake fault zone; or (vi) a seismic hazard zone (sometimes all of the preceding are herein collectively called the “Natural Hazard Matters”). Seller will engage through Escrow Holder the services of an organization satisfactory to Seller and Escrow Holder (which, in such capacity, is herein called the “Natural Hazard Expert”) to examine maps and other information specifically made available to the public by government agencies for the purposes of enabling Seller to fulfill its disclosure obligations, if and to the extent such obligations exist, with respect to the natural hazards referred to in California Civil Code Section 1103, et seq. and to report the result of its examination to Buyer

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and Seller in writing, which report shall be delivered to Buyer. The written report prepared by the Natural Hazard Expert regarding the results of its full examination will fully and completely discharge Seller from its disclosure obligations referred to herein, if and to the extent any such obligations exist, and, for the purpose of this Agreement, the provisions of Civil Code Section 1103 et seq. regarding non-liability of Seller for errors or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. Buyer acknowledges that the Real Property may be within a special study zone as designated under the Alquist-Priolo-Geologic Hazard Act (Section 2621 et seq. of California Public Resources Code); if the real property is so located, construction or development on the real property of any structures intended for human occupancy may be subject to the findings of a geological report prepared by a geologist registered in the State of California. Buyer expressly assumes such risk and releases Seller and its subsidiaries, affiliates, partners and/or constituent entities, and each of their respective employees, shareholders, officers and directors from any and all liabilities, losses, injuries and damages which will or may be sustained by Buyer as a consequence of the Property being within any such special study zone.

26. Counterparts. This Agreement and the Escrow Instructions herein referred to, and any amendments or supplements to either document, may be executed in counterparts, and all executed counterparts together shall be treated as one original document.

27. REIT Provisions. Seller acknowledges that Buyer’s assignee may be a subsidiary of a publicly registered real estate investment trust, and as such is required to adhere to certain filing requirements mandated by the U.S. Securities and Exchange Commission (“SEC”), including without limitation completion of an audit of the Property’s historical operations pursuant to Rule 3-14 of the SEC regulations. Upon Buyer’s written request, Seller shall: (i) use commercially reasonable efforts to cooperate with Buyer, and (ii) prior to Closing, use commercially reasonable efforts to obtain the cooperation of Tenant, in fulfilling these mandated filing requirements as they relate to this Agreement and the transaction contemplated hereunder, provided such cooperation shall not cause Seller to incur any cost or expense. Buyer shall require cooperation from Seller and Tenant as it relates to SEC Compliance, which includes, but is not limited to:

a. As a part of the 3-14 audit and SEC filing, Seller or Tenant may be required to sign an Audit Representation Letter in favor of Buyer’s auditor for the most recently completed calendar year and a portion of the current year. Prior to Closing, if requested by Buyer in writing, Seller shall use commercially reasonable efforts to have a Tenant sign such letter.

b. Audited financial statements of Tenant prepared in accordance with generally accepted accounting principles may be required to be filed with SEC to satisfy the Buyer’s and Assignee’s disclosure obligations in connection with any registered public offering of the Buyer’s securities;

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c. Tenant may be required to request the cooperation of its independent certified public accountant in any required filings with the SEC by the Buyer, and that such independent certified public accountant consent to (a) the inclusion of its report in such filing, including any registration statement, and to the incorporation by reference of such report into any registration statements of the Buyer or Assignee filed with the SEC, and (b) to be named as an expert in such registration statement in accounting and auditing;

d. If requested by Buyer in writing, Seller shall use commercially reasonable efforts to obtain a confirmation letter from Tenant, substantially in the form attached hereto as Exhibit “K” attached hereto that no more than 10 percent (10%) of Tenant is owned by Deutsche Bank, its affiliates or any of the major shareholders of RREEF Property Trust (“RPT”), and

e. Acknowledgement from Seller (and Seller’s execution of this Agreement shall be deemed its acknowledgement of same) and Tenant that Buyer may publicly disclose material terms of the transaction, including but not limited to this Agreement of Purchase and Sale, to satisfy its disclosure obligations.

f. Seller shall provide reasonable access to its books and record with respect to the Property to Buyer and its auditors for a period of ninety (90) days after Closing.

g. The provisions of this Section 27 shall survive the Closing for six (6) months.

28. Audit Letter. Pursuant to Section 27 above, an assignee of Buyer may include a publicly registered real estate investment trust, and therefore Seller further agrees to make its books and records relating to the Property available for inspection and audit by Buyer or its agents and to execute and deliver (at the time of completion of the audit) the audit letter in favor of Buyer’s auditors in the form attached hereto as Exhibit “L” and made a part hereof (the covenants of Seller described by this sentence shall survive the Closing for six (6) months). Buyer may also review and make copies of any of Seller’s files, books and records relating to the Property. Buyer shall be responsible for all out-of-pocket costs associated with this audit. Seller shall reasonably cooperate (at no out of pocket cost to Seller) with Buyer’s auditor in the conduct of such audit. In addition, Seller agrees to provide to Buyer or any affiliate of Buyer, if requested by such auditor, historical financial statements for the Property for the past three (3) years (with the names of parties having an equity interest in Seller redacted), including (without limitation) income and balance sheet data for the Property, whether required before or after Closing, to the extent in Seller’s possession or control. Without limiting the foregoing, (i) Buyer or its designated independent or other auditor may audit Seller’s operating statements of the Property, at Buyer’s expense, and Seller shall provide such documentation as Buyer or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Buyer such financial and other information as may be reasonably required by Buyer or any affiliate of Buyer to make any required filings with the SEC or other governmental authority. This Section 28 shall survive the Closing for six (6) months.

29. Attorney’s Fees. If any dispute between the parties results in litigation or arbitration, the prevailing party in any such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including but not limited to reasonable attorneys’ fees and costs, all of which shall be paid

25

whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorneys’ fees and costs incurred in enforcing such judgment and an award of prejudgment interest from the date of the breach at the maximum rate allowed by law. For purposes of this Agreement, the terms “attorneys’ fees” or “attorneys’ fees and costs” shall mean the fees, costs and expenses of counsel to the parties hereto, which may include, without limitation, printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, and others not admitted to the bar but performing services under the supervision of an attorney, and the fees and costs of expert witnesses, whether or not an expert witness is called to testify. For the purposes of this Section attorneys’ fees shall include, without limitation, fees incurred in the following: (a) post-judgment motions; (b) contempt proceedings; (c) garnishment, levy, and debtor and third party examinations; (d) discovery; and (e) bankruptcy litigation.

30. Estoppels and SNDAs. Buyer’s obligation to proceed to Closing shall be conditioned on the following, provided that Buyer may in its sole discretion elect to waive either or both such conditions:

a. Delivery to Buyer in no event later than five (5) business days prior to Closing, a completed and executed Lease Estoppel Certificate substantially in the form attached hereto as Exhibit “N” from all of the tenants at the Property, all without any information unacceptable to Buyer. Seller shall use commercially reasonable efforts to obtain such Lease Estoppel Certificate within such period of time, and Seller shall not be in default or breach if a tenant fails to complete or return a Lease Estoppel Certificate, or returns a Lease Estoppel Certificate with information unacceptable to Buyer.

b. Delivery to Buyer in no event later than five (5) business days prior to Closing, a completed and executed Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) substantially in the form attached hereto as Exhibit “Q” from each tenant at the Property. Seller shall use commercially reasonable efforts to obtain such SNDA within such period of time, and Seller shall not be in default or breach if a tenant fails to complete or return an SNDA or returns an SNDA with information unacceptable to Buyer’s lender.

c. Notwithstanding the foregoing, if Seller is unable to obtain and deliver sufficient Lease Estoppel Certificates and the CCR Estoppel Certificate under this Section 30, or if the certificates received contain information or omissions unacceptable to Buyer in its reasonable discretion, then Buyer may, by notice given to Seller before the Closing, elect (i) to waive said conditions and proceed with the Closing, or (ii) to terminate this Agreement and receive a refund of the Deposit.

d. As a courtesy to Buyer, Seller shall use commercially reasonable efforts to obtain a completed and signed CCR Estoppel Certificate substantially in the form attached hereto as Exhibit “O” from Newmark Merrill at least five (5) business days prior to Closing. The parties understand that Newmark Merrill is not obligated to sign or return the CCR Estoppel Certificate, and the parties agree that obtaining the CC&R Estoppel Certificate with information acceptable to Buyer (or obtaining the CC&R Estoppel Certificate at all) is not a condition or contingency for Buyer’s benefit. In addition, Seller shall not be in default or breach if Newmark Merrill fails to complete or return the CC&R Estoppel Certificate, or returns the CC&R Estoppel Certificate with information unacceptable to Buyer.

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31. Energy Consumption Data. Seller acknowledges that it is required to disclose certain United States Environmental Protection Agency’s ENERGY STAR® Portfolio Manager benchmarking data and ratings (the “Program Data”) to Buyer not less than 24 hours prior to execution of contract for the sale of non-residential property in excess of 5,000 square feet pursuant to California Public Resources Code §25402.10, and California Code of Regulations, Title 20, Section 1680, as amended or supplemented from time to time (such laws including similar legislation and/or codes, as amended or supplemented from time to time, are collectively referred to herein as the “Program”). Buyer acknowledges that it has received the Program Data from Seller. (R&V is working on the required disclosure and information]

32. Mediation of Disputes. BUYER AND SELLER AGREE TO MEDIATE ANY DISPUTE OR CLAIM BETWEEN THEM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION RESULTING FROM THIS AGREEMENT BEFORE RESORTING TO ARBITRATION OR COURT ACTION. Mediation is a process in which parties attempt to resolve a dispute by submitting it to an impartial, neutral mediator who is authorized to facilitate the resolution of the dispute but who is not empowered to impose a settlement on the parties. The mediation fee, if any, shall be divided equally among the parties involved. Before the mediation begins, the parties agree to sign a document limiting the admissibility in arbitration or any civil action of anything said, any admission made, and any document prepared, in the course of the mediation, consistent with EVIDENCE CODE §1152.5. IF ANY PARTY COMMENCES AN ARBITRATION OR COURT ACTION BASED ON A DISPUTE OR CLAIM TO WHICH THIS SECTION APPLIES WITHOUT FIRST ATTEMPTING TO RESOLVE THE MATTER THROUGH MEDIATION, THEN IN THE DISCRETION OF THE ARBITRATOR(S) OR JUDGE, THAT PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEY’S FEES EVEN IF THEY WOULD OTHERWISE BE AVAILABLE TO THAT PARTY IN ANY SUCH ARBITRATION OR COURT ACTION. However, the filing of a judicial action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies, shall not in itself constitute a loss of the right to recover attorney’s fees under this provision. The following matters are excluded from the requirement of mediation hereunder: (a) a judicial or non-judicial foreclosure or other action or proceeding to enforce a deed of trust, mortgage, or installment land sale contract as defined in Civil Code §2985, (b) an unlawful detainer action, (c) the filing or enforcement of a mechanic’s lien, (d) the filing of an action for specific performance within the time frames required hereunder, and (e) any matter which is within the jurisdiction of a probate court.

33. Arbitration of Disputes. ANY DISPUTE OR CLAIM IN LAW OR EQUITY BETWEEN BUYER AND SELLER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY TRANSACTION RESULTING FROM THIS AGREEMENT, INCLUDING THE SCOPE OF THIS AGREEMENT TO ARBITRATE, WHETHER BASED ON STATUTE, TORT, CONTRACT, COMMON LAW OR OTHERWISE, SHALL BE DECIDED BY NEUTRAL, BINDING ARBITRATION AND NOT BY COURT ACTION, EXCEPT AS PROVIDED BY CALIFORNIA LAW FOR JUDICIAL REVIEW OF ARBITRATION PROCEEDINGS.

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THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION (AAA). THE PARTIES TO AN ARBITRATION MAY AGREE IN WRITING TO USE DIFFERENT RULES AND/OR ARBITRATOR(S). IN ALL OTHER RESPECTS, THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH PART III, TITLE 9 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. THE PARTIES SHALL HAVE THE RIGHT TO DISCOVERY IN ACCORDANCE WITH CODE OF CIVIL PROCEDURE §1283.05, AND EACH PARTY SHALL ALSO HAVE THE RIGHT TO TAKE THE DEPOSITION OF THE OTHER PARTY FOR DISCOVERY PURPOSES AND COMPEL PRODUCTION OF RELEVANT, NON-PRIVILEGED DOCUMENTS BY SERVING NOTICE TO PRODUCE DOCUMENTS WITHOUT OBTAINING THE PERMISSION OF THE ARBITRATOR(S). THE FOLLOWING MATTERS ARE EXCLUDED FROM ARBITRATION HEREUNDER: (A) A JUDICIAL OR NON-JUDICIAL FORECLOSURE OR OTHER ACTION OR PROCEEDING TO ENFORCE A DEED OF TRUST, MORTGAGE, OR INSTALLMENT LAND SALE CONTRACT AS DEFINED IN CIVIL CODE §2985, (B) AN UNLAWFUL DETAINER ACTION, (C) THE FILING OR ENFORCEMENT OF A MECHANIC’S LIEN, (D) ANY MATTER WHICH IS WITHIN THE JURISDICTION OF A PROBATE OR SMALL CLAIMS COURT, (E) THE FILING OF AN ACTION FOR SPECIFIC PERFORMANCE WITHIN THE TIME FRAMES HEREUNDER, AND (F) AN ACTION FOR BODILY INJURY OR WRONGFUL DEATH, OR FOR LATENT OR PATENT DEFECTS, TO WHICH CODE OF CIVIL PROCEDURE §337.1 OR §337.15 APPLIES. THE FILING OF A JUDICIAL ACTION TO ENABLE THE RECORDING OF A NOTICE OF PENDING ACTION, FOR ORDER OF ATTACHMENT, RECEIVERSHIP, INJUNCTION, OR OTHER PROVISIONAL REMEDIES SHALL NOT CONSTITUTE A WAIVER OF THE RIGHT TO ARBITRATE UNDER THIS PROVISION. A MOTION TO EXPUNGE ANY NOTICE OF PENDING ACTION OR TO OPPOSE ANY APPLICATION OR MOTION FOR ANY PROVISIONAL REMEDY SHALL NOT BE SUBJECT TO ARBITRATION UNDER THIS AGREEMENT, AND THE COURT SHALL HAVE THE JURISDICTION TO CONSIDER ALL ISSUES NECESSARY TO THE DETERMINATION OF SUCH MATTERS.

“NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE ‘ARBITRATION’ OF DISPUTES PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.”

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“WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION TO NEUTRAL ARBITRATION.”

PM	CW
Buyer’s Initials	Seller’s Initials

ANY LEGAL ACTION OR ARBITRATION OR MEDIATION PROCEEDING SHALL BE CONDUCTED IN SAN DIEGO COUNTY, CALIFORNIA, AND THE FEDERAL AND STATE COURTS LOCATED IN SAN DIEGO COUNTY, CALIFORNIA SHALL BE THE SOLE JURISDICTIONS AND VENUES FOR ANY LEGAL ACTION CONCERNING OR RELATING TO THIS AGREEMENT.

34. [Intentionally Omitted]

[SIGNATURE PAGE FOLLOWS]

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Signed on: September 16, 2014	“Buyer”

RREEF AMERICA L.L.C.,
a Delaware limited liability company

	By:	/s/ PETER METTE

	Title:	Director

By:

Title:

Signed on: September 18, 2014	“Seller”

VLD SWEETWATER, L.P.,
a California limited partnership

	By:	Sweetwater Genpar, LLC,
a California limited liability company,
its General Partner

		By:	/s/ CAROL VASSILIADIS
Carol Vassiliadis
Manager

30

ESCROW HOLDER’S ACCEPTANCE

Escrow Holder, by the execution hereof, agrees to be bound by the terms and conditions of this Agreement applicable to it. Escrow Holder’s consent shall not be required to any amendment hereof, so long as such amendment does not materially alter Escrow Holder’s responsibilities hereunder.

Opening of Escrow: September 18, 2014	Chicago Title Company

	By	/s/ ANNEMARIE LO COCO
Escrow Officer

31

List of Exhibits

A	Legal Description

B	Personal Property

C	[Intentionally Omitted]

D	Rent Roll

E	List of Documents Delivered by Seller

F	Grant Deed

G	Bill of Sale

H	Letter to Tenants

I	Assignment of Leases

J	Form of Letter of Credit

K	Form Tenant Ownership Side Letter

L	Form Audit Letter

M	Buyer’s Know Your Customer Form

N	Tenant Estoppel

O	CCR Estoppel

P	Form of Owner’s Title Affidavit

Q	Form of SNDA

32

Exhibit A

LEGAL DESCRIPTION

Exhibit A-1

EXHIBIT A

LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL A:

PARCEL 1 OF PARCEL MAP NO. 13710, IN THE CITY OF CHULA VISTA, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, MARCH 6, 1985 AS INSTRUMENT NO. 85-075111 OF OFFICIAL RECORDS.

PARCEL B:

ALL OF THOSE CERTAIN EASEMENTS DESCRIBED IN SECTION VIII OF THE DECLARATION OF RESTRICTIONS HEREINAFTER REFERRED TO, OVER, UNDER, ALONG AND ACROSS PARCELS 1 THROUGH 18, INCLUSIVE OF PARCEL MAP NO. 13710, EXCEPTING THE PARCEL DESCRIBED IN PARCEL A ABOVE. SAID DECLARATION OF RESTRICTIONS RECORDED MARCH 20, 1985 AS INSTRUMENT NO. 85-092840 OF OFFICIAL RECORDS.

APN: 592-200-01

Exhibit B

PERSONAL PROPERTY

NONE

Exhibit B-1

Exhibit C

[Intentionally Omitted]

Exhibit C-1

Exhibit D

RENT ROLL

Exhibit D-1

EXHIBIT D

VLD SWEETWATER, LP (47)

As of: 09/10/2014

Unit#	Res#	Name	BR/BA	Approx Sq Ft	Economic Rent	Scheduled Rent	Resident Deposit	Move In	Lease Expiration	Last Adj Date
390	t0030255	SPORTS AUTHORITY,		44,477	57,523.59	57,523.59		11/15/1999	11/30/2020	12/1/2009
394	t0030256	BED, BATH & BEYOND,		51,637	48,333.33	48,333.33		11/27/1998	1/1/2024	2/1/2014

		Totals:		96,114	105,856.92	105,856.92	0.00

Professionally Managed by R&V Management Corporation

VLD SWEETWATER, LP (47)

As of: 09/10/2014

Unit#	Res#	Name	BR/BA	Approx Sq Ft	Economic Rent	Scheduled Rent	Resident Deposit	Move In	Lease Expiration	Last Adj Date

Property Summary

	# of Units	Occupied Percent	Square Footage	Economic Rent	Scheduled Rent	Sch. Rent Percent
Occupied Units	2	100%	96,114	105,857	105,857	100%
Vacant Units	0	0%	0	0	0	0%
Totals:	2	100%	96,114	105,857	105,857	100%

Unit Type	BR/BA	# of Units	Square Footage	Average Economic Rent	Average Scheduled Rent	Economic Rent Per Sq Ft
		1	44,477	57,524	57,524	1.29
com47		1	51,637	48,333	48,333	0.94
com47		2	48,057	52,928	52,928	1.10
	Totals:

Professionally Managed by R&V Management Corporation

Exhibit E

LIST OF DOCUMENTS DELIVERED BY SELLER

Exhibit E-1

EXHIBIT E

DOCUMENTS DELIVERED TO BUYER

1.	Bed Bath & Beyond:

A.	Bed Bath & Beyond Lease dated September 10, 1998

B.	Bed Bath & Beyond Rent Commencement Letter dated February 5, 1999

C.	1st Amendment to Lease Agreement dated February 10, 1999

D.	Extension of Lease dated July 28, 2008

E.	2nd Amendment to Lease Agreement dated August 1, 2013

F.	Executed Amendment to Memorandum of Lease dated August, 2013

G.	Various Bed Bath & Beyond Correspondence dated November 16, 1998; September 10, 1998; November 23, 1998, December 10, 1998, & September 5, 2006

H.	AC Correspondence dated 1.29.14

2.	The Sports Authority

A.	The Sports Authority Lease dated November 9, 1999 & 1st Amendment to Lease dated December 1999.

B.	2013 Sales Figures for Chula Vista location

3.	CAM Statements

A.	Terra Nova Group, L.P. CAM Statements 2/2013-3/2014

B.	Quarter 1 & 2 2012- TSA to BBB

C.	Quarter 1-4 2013- TSA to BBB

D.	2012-2013 Property Tax Billing- TSA to BBB

E.	2013-2014 Property Tax Billing-TSA to BBB

4.	Financials

A.	12 Month Cash Flow 1.13-12.13

B.	2013 Year End Cash Flow

C.	2012 Year End Cash Flow

D.	2011 Year End Cash Flow

E.	12 Month Cash Flow 5.13-4.14

F.	Terra Nova Rent Roll dated May 2014

G.	Tenant Ledgers 6.14-8.14

5.	Cell Tower

A.	Sublease and Easement Agreement dated August 3, 2001

B.	Conditional Use Approval dated February 6, 2001

6.	Beam Work

A.	The Sports Authority Correspondence dated October 17, 2005

B.	Temporary Beam Shoring Information dated October 27, 2005

C.	Bed Bath & Beyond Correspondence dated September 5, 2006

7.	Site Plan

8.	2013-2014 Property Tax Bill

9.	2012-2013 Property Tax Bill

10.	CentiMark Roof Contract dated July 24, 2013

11.	CASp report completed by ARCOR, INC dated 7/8/13

12.	Building Plans

A.	Sports Authority Tenant Improvement Plans

B.	Bed Bath & Beyond Tenant Improvement Plans

C.	Original Home Depot Plans

13.	Insurance Certificates

A.	BBB Liability Cert. 3.14-3.14

B.	BBB Property Cert. 3.14-3.15

C.	TSA Liability Cert. 2.14-2.15

D.	TSA Property Cert. 5.14-5.14

14.	Occupancy Reports-2012-2014

I5.	Terra Nova Declaration of Restrictions

A.	Amendments 1-3

16.	Capital Expenditure Ledger 9.05-8.14

17.	Certificates of Occupancy

18.	Probably Maximum Loss Report completed by LandAmerica dated July 1, 2005

19.	Property Condition Report completed by LandAmerica dated July 1, 2005

20.	Phase 1 Report completed by LandAmerica dated July 1, 2005

21.	ALTA Survey by DASK Engineering

22.	Preliminary Title Report by Chicago Title dated 8/12/14

23.	Berkadia Lockbox Report dated 8.1.12-8.31.14

24.	VLD Sweetwater, L.P. Cancelled Checks & Invoices 1.13-8.14

25.	VLD Sweetwater, L.P. FRB Bank Statements 1.13-8.14

Exhibit F

GRANT DEED

Exhibit F-1

Recording requested by and

when recorded mail to:

MAIL TAX STATEMENTS TO GRANTEE

AT ADDRESS ABOVE

(Above Space for Recorder’s Use Only)

In accordance with Section 11932 of the California REVENUE AND TAXATION CODE, Grantor has declared the amount of the transfer tax that is due by a separate statement that is not being recorded with this Grant Deed.

Tax Parcel No. @@

GRANT DEED

VLD SWEETWATER, L.P., a California limited partnership, for valuable consideration, receipt of which is hereby acknowledged, GRANTS TO @@                                , a @@                            , the real property in the County of San Diego, State of California, described on Exhibit A attached hereto and incorporated herein by this reference, together with all improvements thereon and all easements, rights of way, and other rights appurtenant thereto.

The real property described in this deed is conveyed subject to all (a) non-delinquent real property taxes and assessments, (b) encumbrances, easements, covenants, conditions, rights, rights of way, restrictions of record, (c) all currently effective written leases, rental agreements and license agreements (and any and all written renewals, amendments, modifications and supplements thereto) related to said real property, and (d) all matters that an accurate survey of the real property would disclose.

Exhibit F-2

Dated:

Grantor	VLD SWEETWATER, L.P., a California limited partnership

	By:	Sweetwater Genpar, LLC, a California limited liability company, its General Partner

By
Carol Vassiliadis Manager

Exhibit F-3

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF	)

On                                         , before me,                                                                                   (here insert name and title of the officer), personally appeared                                                                                                                           , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

Exhibit F-4

EXHIBIT A

LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL A:

PARCEL 1 OF PARCEL MAP NO. 13710, IN THE CITY OF CHULA VISTA, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, MARCH 6, 1985 AS INSTRUMENT NO. 85-075111 OF OFFICIAL RECORDS.

PARCEL B:

ALL OF THOSE CERTAIN EASEMENTS DESCRIBED IN SECTION VIII OF THE DECLARATION OF RESTRICTIONS HEREINAFTER REFERRED TO, OVER, UNDER, ALONG AND ACROSS PARCELS 1 THROUGH 18, INCLUSIVE OF PARCEL MAP NO. 13710, EXCEPTING THE PARCEL DESCRIBED IN PARCEL A ABOVE. SAID DECLARATION OF RESTRICTIONS RECORDED MARCH 20, 1985 AS INSTRUMENT NO. 85-092840 OF OFFICIAL RECORDS.

APN: 592-200-01

Document No.	Dated
Recorded

STATEMENT OF TAX DUE AND REQUEST THAT TAX DECLARATION

NOT BE MADE A PART OF THE PERMANENT RECORD

IN THE OFFICE OF THE COUNTY RECORDER

(Pursuant to Section 11932 R&T Code)

To:	Registrar-Recorder

County of San Diego

Request is hereby made in accordance with the provisions of the Documentary Transfer Tax Act that the amount of tax due not be shown on the original document which names:

VLD SWEETWATER, L.P., a California limited partnership

(as grantor)

and

@@                                     , a @@

(as grantee)

Property described in the accompanying document is located in the County of San Diego

The amount of tax due on the accompany document is $

        XX         Computed on full value of property conveyed, or

                       Computed on full value less liens and encumbrances remaining at time of sale.

Signature of Declarant or Agent

Exhibit F-6

Exhibit G

BILL OF SALE

Exhibit G-1

Bill of Sale

For valuable consideration, the receipt of which is hereby acknowledged, and in accordance with the terms of the California Uniform Commercial Code, VLD SWEETWATER, L.P., a California limited partnership (“Seller”) hereby grants, bargains, sells and conveys to @@                        , a @@                        , the personal property described on Exhibit “1” attached to and made a part of this Bill of Sale. This Bill of Sale is delivered pursuant to that Agreement of Purchase and Sale and Escrow Instructions dated as of September 15, 2014 (the “Agreement”).

Subject to the rights of tenants under Leases (as defined in the Agreement), Seller covenants and agrees to warrant and defend the title to the property hereby conveyed against the just and lawful claims and demands of all persons whomsoever. Except for the foregoing warranty of title, NO WARRANTY, REPRESENTATION, OR PROMISE, EXPRESS OR IMPLIED IS INTENDED OR MADE ABOUT THE CONDITION, QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MATTER CONCERNING ALL OR ANY PART OF THE PROPERTY HEREBY CONVEYED OR THE MATERIALS OR WORKMANSHIP IN SUCH PROPERTY, OR THAT SUCH PROPERTY IS FREE OF DEFECTS OR WILL SATISFY ANY REQUIREMENT FOR SPECIFIC MACHINERY OR CAPACITY OR SPECIAL METHODS, ALL SUCH WARRANTIES BEING HEREBY EXPRESSLY DISCLAIMED; AND THE ABOVE PURCHASER ACKNOWLEDGES THAT THE PURCHASER HAS PURCHASED AND ACCEPTED THE PROPERTY HEREBY CONVEYED AS IS AND WHERE IS.

Dated:

Seller	VLD SWEETWATER, L.P., a California limited partnership

	By:	Sweetwater Genpar, LLC, a California limited liability company, its General Partner

By
Carol Vassiliadis
Manager

Exhibit G-2

Exhibit H

TENANT NOTICE LETTER

[subject to revision and completion prior to Closing as necessary]

, 200

Re:	Your lease (the “Lease”) of space in the building known as “ ” located at , (the “Building”)

Ladies and Gentlemen:

You are hereby notified that                             , (the “Owner”), as owner of the Building and the current owner of the landlord’s interest under the Lease, has sold the Building to                             , (“Buyer”) as of the date of this Tenant Notice Letter set forth above. In connection with this sale the Owner has assigned and transferred its interest in the Lease and your security deposits in the amount of $             to Buyer, and Buyer has assumed and agreed to perform all of the landlord’s obligations under this Lease (including any obligations set forth in the Lease to repay or account for any security deposits thereunder) accruing from and after such date. Accordingly, (a) all of your obligations under the Lease from and after the date of this Tenant Notice Letter (including your obligations to pay rent and fulfill your insurance requirements) shall be performable to and for the benefit of Buyer, its successors and assigns and (b) all of the obligations of the landlord under the Lease (including any obligations to repay or account for any security deposits thereunder) from and after the date of this Tenant Notice Letter shall be the binding obligations of Buyer and its successors and assigns.

The address of Buyer for all purposes under the Lease (including the payments of rentals, the recoupment of and security deposits and the giving of any notices provided for in the Lease) is:

Telecopier:
Telephone:

Very truly yours,

By:
Name: Title:

Exhibit H-1

Exhibit I

ASSIGNMENT AND ASSUMPTION

OF LEASES AND OTHER INTANGIBLE RIGHTS

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, VLD SWEETWATER, L.P., a California limited partnership (“Assignor”), hereby assigns, sells, transfers, and delivers to @@                    , a @@                     (“Assignee”), all of Assignor’s estate, right, title and interest in and to the following:

(a)	All leases, licenses, tenancy agreements or occupancy agreements concerning the real property (“Real Property”) described in Exhibit “1” attached hereto, including those leases listed on Exhibit “2” attached hereto, together with all rents, issues and profits thereunder (collectively, “Leases”);

(b)	All security deposits, prepaid rentals, cleaning fees and other deposits, plus any interest accrued thereon, paid by tenants of all or any part of the Real Property pursuant to the Leases (“Deposits”), which deposits are also described on Exhibit “2” attached hereto;

(c)	[Intentionally Omitted]; and

(d)	All assignable warranties, guaranties, indemnities and claims (including, without limitation, for workmanship, materials and performance) and which exist or may hereafter exist against any contractor, subcontractor, manufacturer or supplier of work, materials or other goods or services relating to the Real Property or personal property being sold.

Assignor makes no warranties of any kind or nature, express or implied, regarding the Leases, Deposits or other matters hereby assigned except as expressly provided in Section 7 of that Agreement for Purchase and Sale of Real Estate and Escrow Instructions between Assignor and Assignee dated as of September 15, 2014 (“Agreement”).

Exhibit I-1

EXHIBIT “1”

LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL A:

PARCEL 1 OF PARCEL MAP NO. 13710, IN THE CITY OF CHULA VISTA, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, MARCH 6, 1985 AS INSTRUMENT NO. 85-075111 OF OFFICIAL RECORDS.

PARCEL B:

ALL OF THOSE CERTAIN EASEMENTS DESCRIBED IN SECTION VIII OF THE DECLARATION OF RESTRICTIONS HEREINAFTER REFERRED TO, OVER, UNDER, ALONG AND ACROSS PARCELS 1 THROUGH 18, INCLUSIVE OF PARCEL MAP NO. 13710, EXCEPTING THE PARCEL DESCRIBED IN PARCEL A ABOVE. SAID DECLARATION OF RESTRICTIONS RECORDED MARCH 20, 1985 AS INSTRUMENT NO. 85-092840 OF OFFICIAL RECORDS.

APN: 592-200-01

Exhibit 2

Assignment And Assumption Of Leases

And Other Intangible Rights

List of Leases and Deposits

Exhibit I-4

Exhibit J

FORM OF LETTER OF CREDIT

Wells Fargo Bank, N.A. U.S. Trade Services Standby Letters of Credit [ILLEGIBLE] One Front Street, [ILLEGIBLE] Floor San Francisco, California 94111 Phone: [ILLEGIBLE] E-Mail: [ILLEGIBLE]

Irrevocable Standby Letter Of Credit

Number:

Issue Date:

BENEFICIARY	APPLICANT
FIRST AMERICAN TITLE INSURANCE COMPANY ATTN	RREEF AMERICA[ILLEGIBLE] 101 CALIFORNIA STREET 26TH FLR. SAN FRANCISCO, CALIFORNIA 94111

LETTER OF CREDIT ISSUE AMOUNT                     USD                     EXPIRY DATE

LADIES AND GENTLEMEN:

At the request and for the account of the above referenced applicant, we hereby issue our Irrevocable Standby Letter of Credit in your favor in the amount of                          NO/DO (US $         available with us at our above office by payment against presentation of the following documents:

1. A draft drawn on us at sight marked “Drawn under Wells Fargo Bank, N.A. Standby Letter of Credit No.             .”

2. The original of this Standby Letter of Credit and any amendments thereto.

3. Beneficiary’s signed and dated statement worded as follows:

“The undersigned, an authorized representative of First American Title Insurance Company (“Title Company”), hereby certifies that the Title Company is entitled to draw down the amount of the accompanying draft under Wells Fargo Bank Letter of Credit number              pursuant to The Purchase and Sale Agreement between                         and RREEF America LLC dated             .”

Only one draft may be drawn and presented under the Credit and such draft must be for the full amount of the letter of credit.

If any instructions accompanying the drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may [ILLEGIBLE] on an account number specified in such instructions as that of the beneficiary’s without any further validation.

Together we’ll go far

Each page of this document is an integral part of this Irrevocable Standby Letter of Credit Number [ILLEGIBLE]

Exhibit J-1

We hereby engage with you your draft drawn under and in compliance with the terms and conditions of this Letter of Credit will be duly honored if presented together with the documents specified in this Letter of Credit at our office located at One front Street, 21st Floor MAC A0195 - 212, San Francisco, CA. 94111, Attention: U.S. Trade Services - Standby Letters of Credit on or before the above stated expiry date, or any extended expiry date if applicable.

CANCELLATION PRIOR TO EXPIRATION: You may return this Letter of Credit to us for cancellation prior to its expiration provided that this Letter of Credit is accompanied by your written agreement to its cancellation. Such written agreement to cancellation should specifically reference this Letter of Credit by number, clearly indicate that it is being returned for cancellation and be signed by a person identifying themselves as authorized to sign for you.

This Irrevocable Standby Letter of Credit sets forth in full the terms of our undertaking. This undertaking is independent of and shall not in any way be modified, amended, amplified or incorporated by reference to any document, contract or agreement referenced herein other than the stipulated ICC rules and governing laws.

Except as otherwise expressly stated herein, this Standby Letter of Credit is subject to The International Standby Practice 1998, International Chamber of Commerce Publication No. 590.

Very Truly Yours,

WELLS FARGO BANK, N.A.

By:
Authorized Signature

The original of the Letter of Credit contains an embossed seal over the Authorized Signature.

Please direct any written correspondence or inquiries regarding this Letter of Credit, always quoting our reference number, to Wells Fargo Bank, National Association, Attn: U.S. Standby Trade Services

at either	or
One Front Street MAC A0195-212, San Francisco, CA 94111	401 Linden Street MAC O4004-017, Winston-Salem, NC 27101

Phone inquiries regarding this credit should be directed to our Standby Customer Connection Professionals

[ILLEGIBLE] Option 1 (Hours of Operation: 8:00 a.m. PT to 5:00 p.m. PT)	[ILLEGIBLE] Option 2 (Hours of Operation: 8:00 a.m. EST to [ILLEGIBLE] p.m. EST)

Together we’ll go far

Each page of this multipage document is an integral part of this Irrevocable Standby Letter of Credit Number [ILLEGIBLE]

Exhibit J-2

EXHIBIT K

FORM TENANT OWNERSHIP SIDE LETTER

[Tenant entity]

[Tenant address]

November XX, 2013

Ladies and Gentlemen:

We, the undersigned, are providing this letter in connection with the proposed acquisition of [    ] (the “Property”) by RREEF Property Trust, Inc. (the “Company”) for the purpose of confirming our ownership as tenants of the Property.

We confirm that not more than 9.8% of our equity is currently owned, directly or indirectly, by (a) Deutsche Bank AG or any subsidiary or affiliates thereof or (b) Saginaw Chippewa Indian Tribe of Michigan or any subsidiary or affiliates thereof.

Very truly yours,

[ENTITY NAME]

By: ENTITY NAME

By:
Name:
Title:

Exhibit K-1

EXHIBIT L

FORM AUDIT LETTER

[DATE]

KPMG LLP

717 North Harwood Street

Chicago, IL 60601

Ladies and Gentlemen:

We are providing this letter in connection with your audit of the Historical Summary of Gross Income (“Historical Summary”) of                      (the “Property”) for the year ended December 31, 201X for the purpose of expressing an opinion as to whether the Historical Summary presents fairly, in all material respects, the gross income in conformity with the accrual method of accounting.

Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in the light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.

We confirm, to our current, actual knowledge, the following representations made to you during your audit:

1.	We have made available to you all financial records and related data in our possession or control.

2.	There are no:

a.	Violations or possible violations of laws or regulations, whose effects should be considered for disclosure in the Historical Summary or as a basis for recording a loss contingency.

b.	Unasserted claims or assessments that our lawyers have advised us are probable of assertion and must be disclosed in accordance with FASB Accounting Standards Codification (ASC) 450, Contingencies.

c.	Other liabilities or gain or loss contingencies that are required to be accrued or disclosed by FASB ASC 450, Contingencies.

d.	Material gross income transactions that have not been properly recorded in the accounting records underlying the Historical Summary.

e.	Events that have occurred subsequent to the Historical Summary date and through the date of this letter that would require adjustment to or disclosure in the Historical Summary.

Exhibit L-1

3.	We acknowledge our responsibility for the design and implementation of programs and controls to prevent, deter and detect fraud. We understand that the term “fraud” includes misstatements arising from fraudulent financial reporting and misstatements arising from misappropriation of assets.

4.	We have no knowledge of any fraud or suspected fraud affecting the entity involving:

a.	Management,

b.	Employees who have significant roles in internal control over financial reporting, or

c.	Others where the fraud could have a material effect on the Historical Summary.

5.	We have no knowledge of any allegations of fraud or suspected fraud affecting the entity received in communications from employees, former employees, or others.

6.	We have no knowledge of any officer or director of the Property, or any other person acting under the direction thereof, having taken any action to fraudulently influence, coerce, manipulate or mislead you during your audit.

7.	The undersigned has complied with all aspects of contractual agreements that would have a material effect on the Historical Summary in the event of noncompliance.

8.	All income from operating leases is included as gross income in the Historical Summary. No other forms of revenue are included in the Historical Summary.

Further, we confirm that we are responsible for the fair presentation in the Historical Summary, results of Gross Income for the year ended December 31, 201X in conformity with the accrual method of accounting

Very truly yours,

(seller entity)

By:
name
title

Exhibit L-2

EXHIBIT M

FORM KNOW YOUR CUSTOMER FORM

Counterparty Identification Form

In order to comply with German Money Laundering Act (Section 3 Part no. 2), which applies on an extraterritorial basis, all Deutsche Bank entities, their subsidiaries and affiliates are required to identify and maintain records of their transactional and/or contractual counterparties and the ownership structure of the funds or assets which are subject to the transaction.

In the Americas, please email your completed form to: DeAMCounterparty.DueDiligenceRequests@db.com

A. Counterparty Information

Legal Name:
Legal Address:

Identification Type[1]:
Identification #:

Industry:	☐ Financial Services	☐ Investment Advisory	☐ Real Estate Management

☐ Other:

Please provide documents of identification for the entity listed above when returning this form.

B.	Counterparty Ownership and Control Information

Please respond to the question below regarding the ownership and control structure of the counterparty.

1)	Does any natural person own/control 25% or more of the counterparty?

☐  Yes                    ☐  No

If Yes, please provide information below regarding each control person and/or beneficial owner that holds/controls 25% or more if the counterparty:

#	Full Name	Date of Birth[2]	Full Address[3]	Nationality	Ownership %

Please provide documents of identification for the entity listed above when returning this form.

[1]	Types of identification are: For corporations: Documents Issued or certified by a government, a state or a public institution that prove the existence of the corporation and its legal constitution. For natural persons: Government issued ID.
[2]	This information might be left blank, if data privacy regulations require, however further information to validate the identity of the person might be requested at a later time.
[3]	Further information on Ultimate Beneficial Ownership information may be requested

Exhibit M-1

C.	Transaction Information

In what capacity does the counterparty act?

☐  Proprietary                                              ☐  Discretionary                                              ☐  Non-Discretionary

If not Proprietary, please identify the entity for which the counterparty acts:

Legal Name:
Legal Address:

Please provide documents of identification for the entity listed above when returning this form.

D.	Transaction Investor and Ownership Information

Please respond to the questions below regarding the ownership structure of the funds or assets which are subject to the transaction.

1)	Does any investor or beneficial owner own/control 25% or more transaction assets?

☐  Yes                 ☐  No

If Yes, please provide information below regarding each investor and/or beneficial owner that holds/controls 25% or more if the transactional assets:

#	Full Name	Date of Birth[4]	Full Address[5]	Nationality	Ownership %

Please provide documents of identification for the entity listed above when returning this form.

On behalf of the counterparty, the authorized signatory6 confirms that the above information is complete and accurate.

Subject to any legal restrictions, we further confirm that in the event of an enquiry from law enforcement agencies or regulators, copies of the relevant investor or beneficial owner details will be made available to Deutsche Bank, or the regulatory body making the inquiry.

Signed:	Date: / /

Name:

Position:

Contact Details:

This section is for DB internal use only. Add applicable comments or notes:

DB Employee Name:	Phone Number:

[4]	This information might he left blank, if data privacy regulations require, however further information to validate the identity of the person might be requested at a later time.
[5]	Further information on Ultimate Beneficial Ownership information may be requested
[6]	Authorized signatory shall be a legal representation, legal counsel, compliance officer or similar function of the counterparty

Exhibit M-2

EXHIBIT N

FORM TENANT ESTOPPEL

BUYERNAME

Attn:

Re:	Suite:
Lessee:

Gentlemen:

You are hereby advised that the undersigned is the Lessee and present occupant of a portion of those certain premises comprising real property and improvements thereon known as                     , in the City of                     , State of                      (the “Premises”). The undersigned hereby warrants:

1.	The Premises are leased under the provisions of a lease agreement dated , 20 [PLEASE LIST ALL AMENDMENTS AND SIDE LETTERS IN DESCRIPTION]. The lease agreement is valid and in existence as executed, except as amended by document(s) dated , copy(ies) of which is (are) attached hereto, which contain all of the understandings and agreements between Landlord and Tenant (herein collectively referred to as the “Lease”). Except as expressly disclosed in the Lease, Tenant has not entered into any other agreement (written or oral) with Landlord or any affiliates of Landlord, including but not limited to, any agreements regarding terminating the Lease, waiving or abatement of rent, providing loans or other assistance to Tenant or any affiliate thereof, or paying any incentives to Tenant or any affiliate thereof for entering in to the Lease (other than as set forth in the Lease).

Tenant’s leased Premises occupy              square feet in the                     , plus              square feet of storage.

2.	The commencement date of the term of the Lease is , 20 , and the expiration date is , 20 ; and the undersigned’s obligation to pay rent has commenced.

3.	The Lease provides for an option to renew the Lease term as follows: , at a rental of $ .

4.	The Lease provides for rent payable as follows:

(a)	Current minimum fixed monthly rent: $ with future escalations as follows:

(b)	Percentage rent: %

(c)	The Lease provides for the Tenant to pay [DESCRIBE HOW OPERATING EXPENSES ARE PAID: % of any increase in property operating expenses including but not limited to insurance and real property taxes in excess of the 20 base year operating expenses of $ .

(d)	All rent concessions, including, but not limited to, any rent credits, rent abatements, free rent and any application of unused tenant improvement allowances to Tenant’s rent obligations, have been fully utilized and have expired except for the following: .

(e)	All tenant allowances (including relocation costs) due from Landlord have been received by Tenant except for the following: .

Exhibit N-1

(f)	No rent has been paid by Tenant in advance under the Lease for more than thirty (30) days, except for the minimum monthly rent that became due for the current month. The minimum monthly rent has been paid through , 20 .

(g)	Tenant’s year-to-date gross sales for January 20 through 20 are $ and were $ for the prior period January 20 through December 20 .

5.	Tenant’s signage rights are described as follows: .

6.	The Lease contains no first right of refusal, option to expand, option to terminate, or exclusive business rights, except as follows:

The Lease contains no option to purchase or preferential right to purchase all or any part of the Premises or all or any part of the building or project of which the Premises are a part.

7.	Tenant has no exclusive business operating rights or co-tenancy requirements except as follows:

8.	Initial balance of Tenant’s Security Deposit:

Current unapplied balance of Tenant’s Security Deposit: .

9.	The undersigned is not in default under the Lease and is current in the payment of any taxes, utilities, common area maintenance payments, or other charges required to be paid by the undersigned.

10.	The improvements and space required to be furnished according to the Lease have been duly delivered by the Lessor and accepted by the Lessee. Lessor’s obligations to pay for tenant improvements, if any, have been satisfied.

11.	The undersigned has no set-off against the Lessor, nor does the undersigned assert any claim against the Lessor for any failure of performance of any of the terms of said Lease, and there are no defaults by the Lessor, including, without limitation, defaults relating to the design, condition and tenant uses of the shopping center of which the Premises are a part.

12.	The undersigned has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises except as follows:

13.	Tenant has not generated, used, stored, spilled, disposed of or released any hazardous substances at, on or in the Premises. “Hazardous Substances” means any flammable, explosive, toxic, carcinogenic, mutagenic, or corrosive substance or waste, including volatile petroleum products and derivatives. To the best of Tenant’s knowledge, no asbestos or polychlorinated biphenyl (“PCB”) is located at, on or in the Premises. “Hazardous Substances” shall not include those materials which are technically within the definition set forth above but which are contained in pre-packaged office supplies, cleaning materials or personal grooming items or other items which are sold for consumer or commercial use and typically used in other similar buildings or space.

14.	The following is (are) guarantor(s) of Tenant’s obligation under the Lease: and the address of the guarantor(s) is:

15.	Tenant has not commenced and is currently not a debtor in any bankruptcy proceeding.

16.	Address for notices to Tenant under the Lease:

Exhibit N-2

The undersigned makes this statement for your benefit and protection with the understanding that you (and any assignee of your right to purchase the Premises and any of you or your assignee’s lenders making a loan secured by the Premises) intend to rely upon this statement in connection with your intended purchase of the above described Premises from Lessor. The undersigned agrees that it will, upon receipt of written notice from Lessor, commence to pay all rents to you (or your assignee) or to any agent acting on behalf of you (or your assignee).

Dated:                 , 2014

“LESSEE”

(Signature)

(Title)

Exhibit N-3

EXHIBIT O

FORM CCR ESTOPPEL

            ESTOPPEL CERTIFICATE

                    (Terra Nova Plaza)

September             , 2014

RREEF America L.L.C. (and any designated affiliate, “Purchaser”)

c/o Deutsche Asset & Wealth Management

101 California Street, Suite 2600

San Francisco, CA 94111

Re:	390 & 394 East H Street, Chula Vista, CA 91910 (the “Property”)

Gentlemen:

This Estoppel Certificate (the “Certificate”) is made as of the date set forth above by the undersigned with reference to that certain Declaration of Restrictions for Terra Nova Plaza dated February 28, 1985 and recorded as instrument number 85-092840 in San Diego County, CA records, as amended by that certain First Amendment to Declaration of Restrictions for Terra Nova Plaza, dated April 30, 1985 and recorded as document number 85-346891 in San Diego County, CA records, as amended by that Second Amendment to Declaration of Restrictions for Terra Nova Plaza, dated August 2, 1991 and recorded as document number 1991-0628570 in San Diego County, CA records (collectively, the “Declaration”), with respect to the premises described therein, including the Property.

VLD Sweetwater, L.P., a California limited partnership (the “Owner”) owns the Property, which is affected by the Declaration.

Purchaser is buying the Property from Owner and desires to confirm the status of the compliance of the Property under the Declaration. The undersigned acknowledges that Purchaser and its lender, if any, will be relying upon the accuracy of the information set forth herein in connection with the purchase of the Property.

The undersigned, with respect to the Declaration, hereby certifies to and agrees with Purchaser, and its successors and assigns, and with Owner, as follows:

1.	The undersigned has the power and authority under the Declaration to confirm the status of compliance of the Property under the Declaration.

2.	The Declaration is in full force and effect.

3.	The Owner, or, as applicable, its predecessors in title, have fully performed all construction obligations relating to the Property, and, if applicable, all improvements located thereon have been, or are hereby, approved as in compliance with the Declaration.

4.	Neither the Owner nor the Property is in default of any obligations, conditions, restrictions or other provisions of the Declaration.

5.	If and to the extent applicable, the Owner has paid all assessments and other charges in accordance with the provisions of the Declaration and is not in default in making any of such payments. The current assessments due under the Agreements, paid on a basis, are equal to $ per month.

Exhibit O-1

IN WITNESS WHEREOF, the undersigned has caused this statement to be duly executed as of the date first above written.

, a

By:
Name:
Title:

Exhibit O-2

EXHIBIT P

FORM OF OWNER’S AFFIDAVIT

Exhibit P-1

OWNER’S AFFIDAVIT

Re: Our Order No.:
State of California	)
:ss
County of San Diego	)

The Undersigned first being duly sworn, deposes and says:

1.	That they are the Owner of that certain Real Property in the State of California, County of San Diego, as described in that certain Preliminary Title Report referenced above.

That the Land is:

            Single family residence

            Apartment building

            Commercial building

            Industrial building

            One to four family residence

            Office building

            Vacant land

            Office and Commercial building

The present use of the Real Property is                             .

2.	That there have been no repairs, work of improvement or materials furnished to the premises within 90 days, except:

That the work of improvement, if any:

Started on:
Was completed on:
Will be completed on:

3.	There are no unpaid bills for labor or material because of any improvements made to the above premises, except:

Owner’s Affidavit

4.	That there is no one in possession of, or has access to the premises other than:

             The undersigned

             Tenants bases only on month-to-month rental agreements

             Lessees based upon existing rentroll or leases, copies of which are attached hereto**

4A.There are no	options to purchase or right of first refusal except:

5.	That the undersigned has no actual knowledge of any person(s) other than those mentioned above having any rights, easements, licenses or agreement allowing them to use, encroach on, or travel over said real property except:

(enter “none” if such is true)

6.	That the Undersigned has not received any supplemental tax bill which is unpaid.

7.	There are no unpaid or unsatisfied security deeds, mortgages, claims of lien, special assessments for sewage or street improvements, taxes or unpaid amounts of public funds advanced under the HILL - BURTON ACT(Title 42 USCA, &291 et seq.), or any state statutes enacted pursuant thereto, which could constitute a lien against said Real Property.

8.	The Undersigned has no actual knowledge of any facts by reason of which title to the Real Property might have been disputed, or questioned, or might be disputed, or questioned.

9.	The Undersigned has no actual knowledge of any facts that could be reasonably interpreted as violations of any covenants, conditions or restrictions of record affecting the Real Property or disputes with adjoining property owners as to the location of property lines, or the encroachment of any improvements.

10.	That this Affidavit is given for the purpose of inducing Chicago Title Insurance Company and its agents’ offices and subsidiaries to issue its policy(s) of title insurance which may provide coverage as to the items mentioned above and that the statements herein are true and correct of my/our knowledge.

11.	The Undersigned understands that the Chicago Title Insurance Company is relying on the representations contained herein in insuring same and would not insure same unless said representations were made.

Owner’s Affidavit

12.	The Undersigned acknowledge they have read the foregoing and fully understand the legal aspects of any misrepresentation and/or untrue statements made herein and indemnify and hold harmless Chicago Title Insurance Company against liability occasioned by reason of reliance upon the statements made herein.

Dated:
By:
Name:
Title:

EXHIBIT Q

FORM OF SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (the “Agreement”) is dated as of                     , 2014, between REGIONS BANK, an Alabama state banking corporation, as Administrative Agent (“Agent”), and                     , a                      (“Tenant”).

RECITALS

A.         Tenant is the tenant under that certain Lease Agreement dated as of                     , originally entered into between                     , as the “Landlord” and Tenant, as the “Tenant”, as amended (the “Lease”). The premises described in the Lease (the “Premises”) is located in a certain retail center known as the Terra Nova Plaza Shopping Center in Chula Vista, California, and is more particularly described in Exhibit A attached hereto and made a part hereof (such building, including the Premises, is hereinafter referred to as the “Property”). RPT Terra Nova Plaza, LLC, a Delaware limited liability company has acquired fee title to the Property, currently holds the interest of “Landlord” pursuant to the Lease, and is referred to in this Agreement as the “Landlord”.

B.         This Agreement is being entered into in connection with a mortgage loan (the “Loan”) being made by Agent and certain other lenders to Landlord, to be secured by, among other things, a first mortgage or deed of trust on the Property (the “Mortgage”) to be recorded with the registry or clerk of the county in which the Property is located.

C.         Tenant acknowledges that Agent will rely on this Agreement in making the Loan to Landlord.

AGREEMENT

For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Tenant agrees that the Lease is and shall be subject and subordinate to the Mortgage and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions of the secured obligations and the Mortgage, to the full extent of all amounts secured by the Mortgage from time to time. Said subordination is to have the same force and effect as if the Mortgage and such renewals, modifications, consolidations, replacements and extensions thereof had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof.

2.         Agent agrees that, if the Agent exercises any of its rights under the Mortgage, including an entry by Agent pursuant to the Mortgage or a foreclosure of the Mortgage, Agent shall not disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease so long as Tenant is not in default beyond any applicable grace period of any term, covenant or condition of the Lease.

Exhibit Q-1

3.         Tenant agrees that, in the event of a foreclosure of the Mortgage by Agent or the acceptance of a deed in lieu of foreclosure by Agent or any other succession of Agent to fee ownership, Tenant will attorn to and recognize Agent as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease.

4.         Tenant agrees that, in the event Agent succeeds to the interest of Landlord under the Lease, Agent shall not be:

(a)         liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord), except for defaults related to Landlord’s repair and/or maintenance obligations under the Lease which are continuing at the time Agent succeeds to the interest of Landlord under the Lease, or

(b)         subject to any defense or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord), or

(c)         bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord), except to the extent such monies are actually received by Agent, or

(d)         bound by any obligation to make any payment to Tenant which was required to be made prior to the time Agent succeeded to any prior Landlord’s interest, or

(e)         accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Agent, or

(f)         bound by any surrender, termination or material amendment or modification of the Lease made without the consent of Agent to the extent such surrender, termination or material amendment or modification of the Lease was not provided for under the terms of the Lease (i.e. options to extend or terminate).

5.         Tenant agrees that, notwithstanding any provision hereof to the contrary, the terms of the Mortgage shall continue to govern with respect to the disposition of any insurance proceeds or eminent domain awards, and any obligations of Landlord to restore the real estate of which the Premises are a part shall, insofar as they apply to Agent, be limited to insurance proceeds or eminent domain awards received by Agent after the deduction of all costs and expenses incurred in obtaining such proceeds or awards.

6.         Tenant hereby agrees to give to Agent copies of all written notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord, and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Agent. Agent shall have the right to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants Agent such additional period of

Exhibit Q-2

time as may be reasonable to enable Agent to remedy, or cause to be remedied, any such default in addition to the period given to Landlord for remedying, or causing to be remedied, any such default. Tenant shall accept performance by Agent of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. No Landlord default under the Lease shall exist or shall be deemed to exist (i) as long as Agent, in good faith, shall have commenced to cure such default within the above referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Agent, as long as Agent, in good faith, shall have notified Tenant that Agent intends to institute proceedings under the Mortgage, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence. In the event of the termination of the Lease by reason of any default thereunder by Landlord, upon Agent’s written request, given within thirty (30) days after any such termination, Tenant, within fifteen (15) days after receipt of such request, shall execute and deliver to Agent or its designee or nominee a new lease of the Premises for the remainder of the term of the Lease upon all of the terms, covenants and conditions of the Lease. Agent shall have the right, without Tenant’s consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of the Mortgage or to exercise any other remedies under the Mortgage.

7.         Tenant hereby consents to the assignment of leases and rents in the Mortgage from Landlord to Agent in connection with the Loan. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Agent solely as security for the purposes specified in said assignments, and Agent shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Agent shall specifically undertake such liability in writing or unless Agent or its designee or nominee becomes, and then only with respect to periods in which Agent or its designee or nominee becomes, the fee owner of the Premises. Tenant agrees that upon receipt of a written notice from Agent of a default by Landlord under the Loan, Tenant will thereafter, if requested by Agent, pay rent to Agent in accordance with the terms of the Lease.

8.         The Lease shall not be assigned by Tenant, modified, amended or terminated (except a termination that is permitted in the Lease without Landlord’s consent) without Agent’s prior written consent in each instance.

9.         Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via a recognized commercial courier service providing for a receipt, addressed to Tenant or Agent, as the case may be, at the following addresses:

If to Tenant:

Exhibit Q-3

If to Agent:                Regions Bank

                                    Real Estate Corporate Banking

                                    1900 5th Avenue North, 15th Floor

                                    Birmingham, Alabama 35203

10.         The term “Agent” as used herein includes any successor or assign of the named Agent herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, and the terms “Tenant” and “Landlord” as used herein include any successor and assign of the named Tenant and Landlord herein, respectively; provided, however, that such reference to Tenant’s or Landlord’s successors and assigns shall not be construed as Agent’s consent to any assignment or other transfer by Tenant or Landlord.

11.         If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Agent.

12.         Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

This Agreement shall be construed in accordance with the laws of the state of in which the Property is located.

The person executing this Agreement on behalf of Tenant is authorized by Tenant to do so and execution hereof is the binding act of Tenant enforceable against Tenant.

Exhibit Q-4

Witness the execution hereof as of the date first above written.

AGENT:

REGIONS BANK, an Alabama state banking corporation, as Administrative Agent

By:
Name:
Title:

TENANT:

a

By:
Name:
Title:

Exhibit Q-5

The undersigned Landlord hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement.

LANDLORD:

RPT TERRA NOVA PLAZA, LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit Q-6

STATE OF                         )

                                            ) SS.

COUNTY OF                     )

On                 , 2014, personally appeared the above-named                                         , the                      of REGIONS BANK, an Alabama state banking corporation, and acknowledged the foregoing to be the free act and deed of said corporation, before me.

Notary Public
My commission expires:

STATE OF                         )

                                            ) SS.

COUNTY OF                     )

On                 , 2014 personally appeared the above-named                     , the                     , of                      and acknowledged the foregoing to be the free act and deed of said                     , before me.

Notary Public
My commission expires:

STATE OF                         )

                                            ) SS.

COUNTY OF                     )

On                     , 2014 personally appeared the above-named                     , the                     , of                      and acknowledged the foregoing to be the free act and deed of said                         , before me.

Notary Public
My commission expires:

Exhibit Q-7

EXHIBIT A

LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL A:

PARCEL 1 OF PARCEL MAP NO. 13710, IN THE CITY OF CHULA VISTA, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, MARCH 6, 1985 AS INSTRUMENT NO. 85-075111 OF OFFICIAL RECORDS.

PARCEL B:

ALL OF THOSE CERTAIN EASEMENTS DESCRIBED IN SECTION VIII OF THE DECLARATION OF RESTRICTIONS HEREINAFTER REFERRED TO, OVER, UNDER, ALONG AND ACROSS PARCELS 1 THROUGH 18, INCLUSIVE OF PARCEL MAP NO. 13710, EXCEPTING THE PARCEL DESCRIBED IN PARCEL A ABOVE. SAID DECLARATION OF RESTRICTIONS RECORDED MARCH 20, 1985 AS INSTRUMENT NO. 85-092840 OF OFFICIAL RECORDS.

APN: 592-200-01